UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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ALPHA NATURAL RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

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Alpha Natural Resources, Inc.
One Alpha Place
P.O. Box 2345
Abingdon, Virginia 24212

April 9, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Alpha Natural Resources, Inc. The meeting will be held on Tuesday, May 22, 2007, at 11:00 a.m. Eastern Time at the Marriott MeadowView Conference Resort & Convention Center located at 1901 Meadowview Parkway, Kingsport, Tennessee. A map showing the Annual Meeting location is included for your convenience at the back of this booklet.

Information about the Annual Meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting and Proxy Statement that follow. Also included is a Proxy/Voting Instruction Card and postage-paid return envelope.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend, we encourage you to vote over the telephone or Internet or mark, sign, date and mail your Proxy/Voting Instruction Card in the enclosed envelope as promptly as possible.

Sincerely,

MICHAEL J. QUILLEN
Chairman of the Board and Chief Executive
Officer

ALPHA NATURAL RESOURCES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 22, 2007

The Annual Meeting of Stockholders of Alpha Natural Resources, Inc. will be held at the Marriott MeadowView Conference Resort & Convention Center located at 1901 Meadowview Parkway, Kingsport, Tennessee 37660, on Tuesday, May 22, 2007, at 11:00 a.m. Eastern Time, for the following purposes:

1. To elect seven directors to hold office for a one-year term expiring at the Annual Meeting in 2008 and until their respective successors are elected and qualified.

2. To consider and act upon a proposal to ratify the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2007.

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed April 2, 2007, as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting.

If you own shares of common stock of Alpha Natural Resources, Inc. as of April 2, 2007, you can vote those shares by completing and mailing the enclosed proxy card or by attending the Annual Meeting and voting in person. Stockholders of record also may submit their proxies electronically or by telephone as follows:

•	By visiting the website at www.investorvote.com and following the voting instructions provided; or

•	By calling 1-800-652-VOTE (8683) in the United States, Canada or Puerto Rico on a touch-tone phone and following the recorded instructions.

By Order of the Board of Directors

VAUGHN R. GROVES
Vice President, Secretary and General Counsel

April 9, 2007
Abingdon, Virginia

ALPHA NATURAL RESOURCES, INC.

PROXY STATEMENT
To Be Held May 22, 2007

INFORMATION ABOUT THE ANNUAL MEETING

Why Am I Receiving These Proxy Materials?

The Board of Directors (“Board”) of Alpha Natural Resources, Inc. (“Alpha” or the “Company”) is soliciting proxies to be voted on its behalf at the 2007 Annual Meeting of Stockholders. This document includes information about the issues to be voted upon at the Annual Meeting.

We intend to begin mailing these proxy materials, together with our Annual Report on Form 10-K for the year ended December 31, 2006, on or about April 9, 2007 to all stockholders of record at the close of business on April 2, 2007, which our Board determined to be the record date for the Annual Meeting. On April 2, 2007, there were 65,548,997 shares of our common stock outstanding.

Where and When Is the Annual Meeting?

The Annual Meeting will take place on Tuesday, May 22, 2007, at the Marriott MeadowView Conference Resort & Convention Center located at 1901 Meadowview Parkway, Kingsport, Tennessee 37660. The meeting will begin at 11:00 a.m. Eastern Time.

What Am I Voting on?

We are aware of two items to be voted on by stockholders at the Annual Meeting:

•	Election of seven directors: Mary Ellen Bowers, John S. Brinzo, E. Linn Draper, Jr., Glenn A. Eisenberg, John W. Fox, Jr., Michael J. Quillen, and Ted G. Wood; and

•	Approval of a proposal to ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2007.

How Many Votes Do I Have?

You have one vote for each share of our common stock that you owned at the close of business on April 2, 2007. These shares include shares held directly in your name as the “stockholder of record,” and shares held for you as the beneficial owner through a broker, bank, or other nominee in “street name.”

If I Am a Stockholder of Record, How Can I Vote My Shares?

You can vote by proxy or in person.

How Do I Vote by Proxy?

If you are a stockholder of record, you may vote your proxy by telephone, Internet or regular mail. Our telephone and Internet voting procedures are designed to authenticate stockholders by using individual control numbers. Voting by telephone or Internet will help us reduce costs.

•	Voting Your Proxy by Telephone. In the U.S., Canada and Puerto Rico, you can vote your shares by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day, 7 days a week, up through the last business day before the meeting. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

•	Voting Your Proxy by Internet. You can also choose to vote via the Internet. The web site for Internet voting is on your proxy card. Internet voting is also available 24 hours a day, 7 days a week, up through the day before the meeting. If you vote via the Internet, you do not need to return your proxy card.

•	Voting Your Proxy by Mail. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

If you vote by proxy using any of these three methods, the persons named on the enclosed proxy card (your “proxies”) will vote your shares in the manner you indicate at the Annual Meeting and at any adjournments or postponements of the Annual Meeting. You may specify whether your shares should be voted for all, some, or none of the nominees for director. If you vote by telephone or Internet and choose to vote with the recommendation of our Board, or if you vote by mail, sign your proxy card, and do not indicate specific choices, your shares will be voted “FOR” the election of all seven nominees for director and “FOR” ratifying the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2007.

If any other matter is presented, your proxies will vote in accordance with their best judgment. At the time this document went to press, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this document.

May I Revoke My Proxy?

If you give a proxy, you may revoke it in any one of three ways:

•	Submit a valid, later-dated proxy;

•	Notify our Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	Vote in person at the Annual Meeting.

How Do I Vote in Person?

If you are a stockholder of record, you may cast your vote in person at the Annual Meeting.

If I Hold Shares in Street Name, How Can I Vote My Shares?

You can submit voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the voting instruction card included in these materials by your broker or nominee.

What Vote Is Required to Approve Each Proposal?

•	Election of seven directors (Proposal 1). The seven nominees for director receiving the highest number of votes cast in person or by proxy at the Annual Meeting will be elected. If you mark your proxy so as to withhold your vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

•	Approval of the proposal to ratify the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2007 (Proposal 2). The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting is required to approve the proposal to ratify the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2007.

In order to have a valid stockholder vote, a stockholder quorum must exist at the Annual Meeting. A quorum will exist when stockholders holding a majority of the outstanding shares of our common stock are present at the meeting, either in person or by proxy. Proxies received but marked as abstentions and “broker non-votes” will be counted as present for purposes of determining whether a quorum exists for the Annual Meeting. With respect to the election of directors, abstentions and broker non-votes will not be counted in the calculation of the vote. With respect to the ratification of the appointment of KPMG LLP as our independent auditor for 2007, abstentions will have the effect of negative votes, and broker non-votes will not be counted in the calculation of the votes. Broker non-votes occur when brokers do not have discretionary voting authority on certain proposals under the rules of the New York Stock Exchange (“NYSE”) and the beneficial owner has not instructed the broker how to vote on these proposals.

Who Is Paying for the Costs of Soliciting These Proxies?

We are paying the cost of preparing, printing, and mailing these proxy materials. We will reimburse banks, brokerage firms, and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions. A few of our officers and employees may also participate in the solicitation, without additional compensation, by telephone, e-mail or other electronic means or in person.

Where Can I Find the Voting Results of the Meeting?

We intend to announce preliminary voting results at the Annual Meeting. We will publish the final results in our Quarterly Report on Form 10-Q for the second quarter of 2007, which we expect to file on or before August 9, 2007. You can obtain a copy of the Form 10-Q by logging on to our website at www.alphanr.com, by calling the Securities and Exchange Commission (“SEC”) at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. Our website does not constitute part of this document.

PROPOSAL 1 — ELECTION OF DIRECTORS

In accordance with our governing instruments, our Board has nominated seven persons, including six current directors listed below for reelection at this year’s Annual Meeting to serve a one-year term expiring at the Annual Meeting in 2008 and until their respective successors are elected and qualified. Each of the nominees has consented to serve if elected. If any of the nominees should decline or be unable to serve as a director, the persons named in the accompanying proxy/voting instruction card will vote in accordance with their best judgment. We know of no reason why the nominees would not be available for election or, if elected, would not be able to serve.

Information Concerning Our Board

Director Nominees

The following information is furnished with respect to each of the nominees for election at the Annual Meeting.

Mary Ellen Bowers Age 50	Ms. Bowers has been nominated by our Board for election to our Board at this Annual Meeting. Ms. Bowers is currently Executive Vice President, Corporate Development of Manitowoc Company, Inc. (“Manitowoc”), a manufacturer of engineered capital goods and support services, and has served in that position since 2004. Prior to joining Manitowoc, Ms. Bowers served as Vice President & General Manager, Aerospace & Industrial Products at Alcoa Wheel & Forged Products, a producer and manager of primary aluminum, fabricated aluminum and alumina facilities (“Alcoa”), from 2001 to 2004. Ms. Bowers’ service at Alcoa began in 1981 where she served in various positions, including engineering, finance and marketing with key leadership roles as Director, Alcoa Global, Business Design and Vice President & Director, Strategic Planning & Information Technology.
John S. Brinzo Age 65	Mr. Brinzo has been a member of our Board since October 2006 and is currently a member of each of our Audit and Nominating and Corporate Governance Committees. Mr. Brinzo has been affiliated with Cleveland-Cliffs Inc., a supplier of iron ore products to the steel industry in North America, China, and Europe (“Cleveland-Cliffs”), since 1969. He is currently Chairman of the board of directors of Cleveland-Cliffs and served as its Chairman and Chief Executive Officer from June 2005 through August 2006; Chairman, President and Chief Executive Officer from July 2003 through May 2005; Chairman and Chief Executive Officer from January 2000 through June 2003; and President and Chief Executive Officer from November 1997 through December 1999. Mr. Brinzo served as chairman of the National Mining Association from 2004 to 2006, and currently is a director and chairman-elect of the audit committee at The Brink’s Company, a global security services company and a director of AK Steel Holding Inc., a North American steel manufacturing company.

E. Linn Draper, Jr. Age 65	Mr. Draper has been a member of our Board since our formation in November 2004 and is currently Chairman of our Compensation Committee. He was named Lead Director of the Board in October 2006. Mr. Draper joined American Electric Power (“AEP”), an electric utility company, as President in 1992 and served as the Chairman, President and Chief Executive Officer of AEP from 1993 until his retirement in April 2004. Prior to joining AEP, Mr. Draper worked for Gulf States Utilities Company, an electric utility company, from 1979 to 1992, serving as its Chairman of the Board of Directors, President and Chief Executive Officer from 1987 to 1992. He serves as a director of Temple-Inland Inc., a holding company with subsidiaries operating in the corrugated packaging, forest products and financial services sectors (serving as a member of the human resources committee); TransCanada Corporation, a pipeline and power generation company (serving as the Chairman of the health, safety and environment committee and as a member of their human resources committee); and Alliance Data Systems, Inc., a data management and transaction processing company (serving as a member of the human resources committee). Mr. Draper is also Non-Executive Chairman of NorthWestern Corporation, an electric utility.
Glenn A. Eisenberg Age 45	Mr. Eisenberg has been a member of our Board since the 2005 Annual Meeting and is currently Chairman of our Audit Committee and a member of our Nominating and Corporate Governance Committee. Mr. Eisenberg currently serves as Executive Vice President, Finance and Administration of The Timken Company, an international manufacturer of highly engineered bearings, alloy and specialty steel and components and a provider of related products and services. Prior to joining The Timken Company in 2002, Mr. Eisenberg served as President and Chief Operating Officer of United Dominion Industries, a manufacturer of proprietary engineered products, from 1999 to 2001, and as the President — Test Instrumentation Segment and Executive Vice President for United Dominion Industries from 1998 to 1999. Mr. Eisenberg also serves as a director and chairman of the audit committee of Family Dollar Stores, Inc., owners and operators of discount stores throughout the United States.

John W. Fox, Jr. Age 59	Mr. Fox has been a member of our Board since our formation in November 2004 and is currently Chairman of our Nominating and Corporate Governance Committee and a member of our Compensation Committee. Mr. Fox served as Senior Vice President, Coal Services for Norfolk Southern Company, a railroad operator, from April 2001 until his retirement in November 2003, and as Senior Vice President Coal Marketing from December 1999 to April 2001. Mr. Fox began his career with a predecessor of Norfolk Western Railroad Company in 1969.
Michael J. Quillen Age 58	Mr. Quillen has served as our Chief Executive Officer and a member of our Board since our formation in November 2004 and served as our President until January 2007. He was named Chairman of the Board in October 2006. Mr. Quillen joined the Alpha management team as President and the sole manager of Alpha Natural Resources, LLC, our top-tier operating subsidiary, in August 2002, and has served as Chief Executive Officer of Alpha Natural Resources, LLC since January 2003. He also served as the President and a member of the board of directors of ANR Holdings, LLC, our former top-tier holding company, from December 2002 until ANR Holdings, LLC was merged with another of our subsidiaries in December 2005, and as the Chief Executive Officer of ANR Holdings, LLC from March 2003 until December 2005. From September 1998 to December 2002, Mr. Quillen was Executive Vice President — Operations of AMCI Metals and Coal International Inc., a mining and marketing company (“AMCI”). While at AMCI, he was also responsible for the development of AMCI’s Australian properties. Mr. Quillen has over 30 years of experience in the coal industry starting as an engineer. He has held senior executive positions in the coal industry throughout his career, including as Vice President — Operations of Pittston Coal Company, President of Pittston Coal Sales Corp., Vice President of AMVEST Corporation, Vice President — Operations of NERCO Coal Corporation, President and Chief Executive Officer of Addington, Inc. and Manager of Mid-Vol Leasing, Inc.

Ted G. Wood Age 69	Mr. Wood has been a member of our Board since January 2006 and is currently a member of each of our Audit and Compensation Committees. He joined The United Company, a diversified energy and financial services company, in 1998 and served as President of The United Company’s operating companies from that time until his retirement in 2002. Additionally, Mr. Wood served as Vice Chairman of The United Company from January 2003 until August 2003. From 1994 to 1996, Mr. Wood was President and Chief Executive Officer of KV Pharmaceutical Co. in St. Louis, Missouri. Prior to that time, he held executive positions with several pharmaceutical companies, acting as President of Boehringer Mannheim Parmaceutical Corporation from 1992 to 1993, Executive Vice President of marketing and sales for SmithKline Beecham Corporation from 1990 to 1991 and President of Beecham Laboratories, U.S.A. from 1988 to 1989. Mr. Wood is currently Non-Executive Chairman of the board of directors of King Pharmaceuticals, Inc. (serving as a member of their compensation and human resources committees). Mr. Wood served as a director of Pozen Inc., a pharmaceutical company, from 2000 until 2006 and was a member of its compensation committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES SET FORTH ABOVE.

DIRECTOR INDEPENDENCE AND MEETINGS OF NON-MANAGEMENT DIRECTORS

We are required to have a majority of independent directors on our Board and to have only independent directors on each of our Audit, Compensation and Nominating and Corporate Governance Committees under existing NYSE rules and, with respect to the Audit Committee, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and rules adopted under that act.

Our Nominating and Corporate Governance Committee undertook an annual review of director and director-nominee independence in February and March 2007. The purpose of this review was to determine whether any relationships or transactions involving the directors and director-nominees, their family members and affiliates were inconsistent with a determination that the director or director nominee is independent under the independence standards in the NYSE rules and our Corporate Governance Practices and Policies and, with respect to Audit Committee members and nominees, under the independence standards for audit committee members adopted by the SEC. Based on that review, our Board has determined that each of Messrs. Brinzo, Draper, Eisenberg, Fox, and Wood and Ms. Bowers qualify as “independent” under the independence standards in the NYSE rules, and that Messrs. Brinzo, Eisenberg and Wood (the members of the Audit Committee) also qualify as “independent” under the independence standards for audit committee members adopted by the SEC. In connection with this review, the Board considered Mr. Brinzo’s service on the board of directors of AK Steel, one of our customers, and determined that his service on AK Steel’s board of directors did not prevent Mr. Brinzo from being an independent member of our Board.

Our Corporate Governance Practices and Policies require our Board to have regularly scheduled meetings during the year at which only the non-management directors are present, and provide that, at their discretion, the non-management directors can appoint one of their members to act as a chairman to preside at these meetings. The non-management members of our Board held three meetings during 2006 at which only the non-management directors were present, and Mr. Mende, our former Chairman of the Board, acted as chairman at each of these meetings.

Lead Director

In October 2006, Mr. Quillen, our Chief Executive Officer, was appointed Chairman of the Board. Under our Corporate Governance Practices and Policies, in the event the director serving as Chairman of the Board is not independent, our Board must designate one of its independent members who has served on our Board for at least one year to serve as Lead Director of the Board with the following specific duties: (i) principal liaison between our Board and Chairman of the Board and between our Board and stockholders, (ii) preside over executive sessions of non-management directors and meetings of independent directors, (iii) approve with our Chairman the schedule and agendas for our Board meetings, and (iv) perform such other duties as may from time to time be delegated to the Lead Director by our Board. In October 2006, Mr. Draper was appointed Lead Director by our Board.

Committees of the Board of Directors

Our Board has three standing committees: (i) an Audit Committee, (ii) a Compensation Committee and (iii) a Nominating and Corporate Governance Committee. Each of these committees operates under a written charter adopted by our Board, copies of which are available on our website at www.alphanr.com.

Audit Committee

Our Audit Committee provides assistance to our Board in monitoring the quality, reliability and integrity of our accounting policies and financial statements, overseeing our compliance with legal and regulatory requirements and reviewing the independence, qualifications and performance of our internal and independent auditors. Among other matters enumerated in the Audit Committee Charter, the committee is generally responsible for:

•	Appointing and compensating our independent auditors, including authorizing their scope of work and approving any non-audit services to be performed by them with respect to each fiscal year;

•	Reviewing and discussing our annual audited and quarterly unaudited financial statements with our management and independent auditors, as well as a report by the independent auditor describing the firm’s internal quality control procedures, any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm, and all relationships between us and the independent auditor;

•	Reviewing our press releases, as well as financial information and earnings guidance, if given, provided to analysts and rating agencies; and

•	Reviewing and discussing risk assessment and risk management policies as well as procedures management has established to monitor compliance with our Code of Business Ethics.

Our Board has determined that all members of the Audit Committee are financially literate within the meaning of the SEC rules and under the current listing standards of the NYSE. Further, our Board has determined that all members of the committee are independent, within the meaning of SEC and NYSE regulations, and that each of Messrs. Brinzo and Eisenberg qualify as an “audit committee financial expert.”

Compensation Committee

Our Compensation Committee is generally responsible for assisting our Board in all matters relating to the compensation of our directors and executive officers and overseeing our compliance with legal and regulatory requirements as they extend to matters of compensation. Among other things, our Compensation Committee is responsible for:

•	Reviewing and approving our executive compensation policies and practices, as well as our corporate goals and objectives relevant to the compensation of executive officers and evaluating the performance of our executives in light of these goals and objectives;

•	Reviewing and approving (or recommending approval by the independent directors on our Board) the compensation, including salary, bonuses and benefits, of our Chief Executive Officer, other executive officers and directors, including any employment agreements or similar arrangements; and

•	Reviewing and making recommendations to our Board with respect to incentive compensation plans and equity-based plans, and administering the plans.

Under its charter, our Compensation Committee is authorized to delegate its responsibilities to one or more subcommittees in accordance with restrictions set forth in the charter, except with respect to those responsibilities involving executive compensation or as otherwise prohibited by law. Under the terms of the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (as amended, the “2005 Plan”) and the Amended and Restated 2004 Long-Term Incentive Plan, our Compensation Committee is authorized to administer the plans and may delegate its authority thereunder to another committee of the Board or to an appropriate officer of Alpha, in accordance with law and the terms of such plans. Additionally, our Annual Incentive Bonus Plan permits our Compensation Committee, with respect to participants who it determines are not likely to be subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to delegate its powers and authority under the plan to our officers as it deems necessary or appropriate. Our Board and Compensation Committee have also delegated to our Chief Executive Officer the authority to amend our plans, programs and arrangements, including employment agreements, that will be affected by Section 409A of the Code and the regulations issued thereunder to bring such plans, programs and arrangements into compliance with Section 409A and such regulations (after consultation with our counsel that any and all such actions are otherwise in compliance with applicable law).

Role of Executive Management in Determining Executive Compensation.   Our Compensation Committee works with our management team in reviewing compensation matters and setting compensation for our executives, as more fully described in “Compensation Discussion and Analysis.”

Annual Process for Determining Total Compensation of Executive Officers.   Our Compensation Committee, together with senior management and outside consultants engaged by senior management, conducts an annual review of our overall compensation program for executive officers and directors. With respect to executive officer compensation, our Compensation Committee reviews each of the key components of compensation — base salary and short- and long-term incentives, both within Alpha and as compared to our peers to determine whether each of these components is in line with our goals and objectives. Upon the recommendation of our Chief Executive Officer with respect to the compensation of each executive officer who directly reports to him, and, based on the findings of any outside consultants that may be engaged to assist in this review, our Compensation Committee then determines the compensation for all key executives and recommends approval, in the case of our Chief Executive Officer’s compensation, to the independent members of our Board.

Our Compensation Committee makes recommendations to the Board regarding Board compensation and benefits for non-employee directors, including cash, equity-based awards and other compensation. In determining non-employee director compensation, our Compensation Committee seeks advice from outside compensation consultants and considers (i) the amount that is adequate to compensate our directors for their time and effort with respect to Board obligations, and (ii) the compensation and benefits offered by comparable public companies to non-employee directors. If, after the annual review of non-employee director compensation by our Compensation Committee, the committee determines that any changes should be made to such program, it will recommend such changes to our Board for approval.

Outside Executive Compensation Consultants.  In the fall of 2005, our Compensation Committee retained Mercer Human Resource Consulting, Inc. (“Mercer”), outside compensation consultants, to conduct an assessment of our executive and director compensation programs. Additionally, our senior management retained the services of Deloitte Consulting LLP (“Deloitte”), outside compensation consultants, to assist our Compensation Committee with its annual review of our compensation programs to ensure they are competitive and consistent with the committee’s stated objectives.

As part of its review of the executive and director compensation programs, Mercer assisted us in the following matters through January 2006: (i) conducted a market assessment of our executive compensation levels (base salary, annual- and long-term incentives); (ii) benchmarked our performance relative to a peer group and to assess pay and performance alignment; (iii) conducted a market assessment of director compensation levels (retainers, meeting fees, equity) using peer group data; (iv) developed recommendations for discussion and consideration with our Compensation Committee regarding executive and director compensation; and (v) reviewed a proposed long-term incentive plan developed by management with assistance from Deloitte and advised our committee on the implications of the plan.

Mercer was also separately engaged by management in December 2005 to conduct a broader market assessment of compensation, which included four Vice President-level positions. The study was completed in July 2006, and the scope of the project included benchmarking 65 positions relative to the market using published survey data, reviewing our base salary structure, and re-assigning benchmark positions to the appropriate salary structure grade.

Deloitte was retained to perform the following functions in 2006: (i) assess the competitiveness of our overall executive compensation program, including base salary, annual- and long-term incentive opportunities through the use of peer or company proxy data and published survey data; (ii) review the appropriateness of the mix (i.e., salary, annual- and long-term incentives) of compensation; (iii) review the appropriateness of our annual incentive plan, including plan provisions, performance measures, and performance curve; (iv) consider forms of long-term, equity-based incentive compensation that may be used to meet our compensation objectives; (v) assess whether our executive compensation programs (primarily the annual- and long-term incentive programs) are appropriately aligned with our strategy and performance; and (vi) assess the competitiveness and appropriateness of our benefits and perquisites programs, change in control agreements and severance policies.

Our Human Resources Department supports the Compensation Committee in its work and in some cases acts pursuant to delegated authority to fulfill various functions in administering the day-to-day ministerial aspects of our compensation and benefits plans.

For more information regarding our Compensation Committee’s processes to determine executive officer compensation and the role of our outside compensation consultants in executive compensation matters, see “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee assists the Board in identifying individuals qualified to become Board members and executive officers and selecting, or recommending that the Board select, director nominees for election to our Board and its committees. Our Nominating and Corporate Governance Committee is also generally responsible for:

•	Developing and recommending governance policies and procedures for our Board and monitoring compliance with our Corporate Governance Practices and Policies;

•	Considering questions of independence and possible conflicts of interest that may affect directors;

•	Leading our Board in its annual review of its performance;

•	Making recommendations regarding committee purpose, structure and operation; and

•	Overseeing and approving a management continuity planning process.

Director Nomination Procedures.  Pursuant to our Corporate Governance Practices and Policies and the committee’s charter, our Nominating and Corporate Governance Committee reviews the qualifications of proposed nominees for director to serve on our Board and recommends nominees to our Board. Our Board is ultimately responsible for proposing a slate of nominees to the stockholders for election to the Board, using information provided by the committee.

Our Chief Executive Officer, members of our Nominating and Corporate Governance Committee, and other members of our Board are the primary sources for the identification of prospective director nominees. Our Nominating and Corporate Governance Committee also has authority to retain third-party search firms to identify director candidates and the committee may consider proposed nominees that are identified by stockholders in the manner prescribed by our bylaws. During 2006, we employed the services of Heidrick & Struggles, an executive and director search firm, to assist us with a search for director candidates and through that process, they identified Mr. John Brinzo and Ms. Mary E. Bowers. In connection with this engagement, we provided Heidrick & Struggles with a description of particular traits we were looking for in potential director candidates to enable them to identify appropriate candidates for consideration for membership on our Board.

In order for a stockholder to recommend a prospective nominee for election to our Board at an Annual Meeting, our bylaws require the stockholder to be entitled to vote at the meeting, to provide a written notice to our Corporate Secretary including information specified in our bylaws and to be a stockholder of record at the time of giving the notice. See “Stockholders’ Proposals and Nominations for 2008 Annual Meeting” for a description of the procedures, required contents and applicable deadlines for the stockholders’ submission of director candidate recommendations.

Director and Board Qualifications.  We believe that our Board members should have the highest professional and personal ethics and values. Candidates should bring integrity, insight, energy, and analytical skills to Board deliberations. We recognize the strength and effectiveness of the Board reflects the balance, experience, and diversity of the individual directors, their commitment and, importantly, the ability of directors to work effectively as a group in carrying out their responsibilities. In selecting individual Board candidates we are mindful of our overall goal to have a Board that excels in the following areas:

•	Respected within the industry and our markets;

•	Proven leaders in the communities in which we do business;

•	Experienced managers;

•	Visionaries for the future of our business;

•	Able to effectively handle crises and minimize risk;

•	Dedicated to sound corporate governance; and

•	Collegial.

We seek candidates who demonstrate an understanding of our short- and long-term goals and objectives and a commitment to enhancing stockholder value. On an individual basis, we believe that our directors should have the following qualities:

•	Strength of character;

•	Maturity of judgment;

•	Independence of thought;

•	Accounting and finance knowledge (including expertise that could qualify at least one director as an “audit committee financial expert”);

•	Technical expertise;

•	Familiarity with our business, industry and competition;

•	General business acumen; and

•	Critical thinking.

A majority of our directors must meet the criteria for independence required by the SEC and NYSE and such candidates should be free from any relationship with management or Alpha which would create a conflict of interest or compromise their independent judgment.

Our Nominating and Corporate Governance Committee periodically reviews with our Board and each committee the requisite skills and characteristics of individual directors as well as the composition of our Board as a whole. From time to time we may seek to enhance our Board with one or more members who possess a specific niche area of experience or expertise.

Once our Nominating and Corporate Governance Committee has identified a prospective nominee, the committee evaluates the prospective nominee against the standards and qualifications set forth above, as well as any other criteria the committee may consider appropriate.

While our Nominating and Corporate Governance Committee has no formal process for evaluating proposed nominees, the members of the committee generally will review the resume of a proposed nominee and consult the proposed nominee’s personal references. Our Nominating and Corporate Governance Committee may also personally interview (and suggest that other members of our Board interview) the proposed nominee, if the committee considers the proposed nominee sufficiently suitable. After completing this evaluation, our Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by our Board, and the Board determines the nominees after considering the recommendation and report of the committee.

Messrs. Brinzo, Draper, Eisenberg, Fox, Quillen and Wood and Ms. Bowers were each recommended by our Nominating and Corporate Governance Committee to our Board for nomination for election at the Annual Meeting. All of these nominees, except for Ms. Bowers, are current directors of Alpha. Mr. Brinzo was appointed to the Board, upon recommendation of the Nominating and Corporate

Governance Committee, as provided in our bylaws, to fill the vacancy created by the resignation of Fritz R. Kundrun in October 2006.

Compensation Committee Interlocks and Insider Participation

During 2006, the members of our Compensation Committee were Messrs. Draper, Fox, and Wood (starting January 25, 2006), Mende (until January 25, 2006), and Krueger (until January 25, 2006). Mr. Krueger is an executive officer of the general partner of First Reserve Fund IX, L.P. (“First Reserve”) and Mr. Mende is an executive officer of AMCI, and each of Messrs. Krueger and Mende own interests in First Reserve and AMCI, respectively, and their affiliates. The following is a description of certain transactions since January 1, 2006 in which we were a participant and that related to Mr. Krueger, Mr. Mende, First Reserve and/or AMCI and their respective affiliates.

Office Lease from Related Parties

We lease office space in Latrobe, Pennsylvania from the KMKT Partnership, which is 25% owned by Mr. Kroh, 25% owned by Mr. Mende, and 25% owned by Mr. Kundrun. The initial term of the lease extends through March 31, 2007 and the total rental expense to us was $186,000 for the year ended December 31, 2006.

Coal Transactions with the AMCI Affiliates

During 2006, we were parties to coal sale transactions involving entities affiliated with AMCI International AG valued at approximately $13,308,000. Two of our former Board members, Messrs. Kundrun and Mende, hold ownership interests in AMCI International AG.

Messrs. Kundrun, Macaulay and Mende, former members of our Board, are members of the Board of AMCI Australia PTY LTD, one of the entities affiliated with AMCI in which an affiliate of First Reserve holds a 49% equity interest and with which we have engaged in coal sale transactions in the aggregate amount of $51,693,000 for the fiscal year ended December 31, 2006. Accounts receivable due from AMCI Australia PTY Ltd. were $5,097,000 as of December 31, 2006. We are obligated to deliver 500,000 firm tons and 250,000 optional tons of coal during April 2006 through March 2007 to AMCI Australia PTY Ltd. under an arrangement whereby we sell coal to AMCI Australia PTY Ltd. at a price that is $1.00 per metric ton less than the price at which AMCI Australia PTY Ltd. resells the coal to an international customer.

Additionally, AMCI, an entity owned by Messrs. Kundrun and Mende, facilitated coal transactions between Alpha and an international buyer aggregating $13,865,000 for the year ended December 31, 2006.

We also made coal purchases totaling $1,030,000 for the year ended December 31, 2006 from XCoal Energy and Resources, an entity in which Messrs. Kundrun and Mende each own more than a 10% equity interest. We had outstanding payables of $0 due to XCoal Energy Resources and we had sales of $1,198,876 to XCoal Energy Resources for the year ended December 31, 2006.

Solomons Mining Company

In March 2003, we consummated the U.S. AMCI acquisition pursuant to the terms of a Contribution Agreement dated December 31, 2002, as amended, among ANR Holdings, LLC, affiliates of First Reserve and selling entities affiliated with U.S. AMCI. We refer to the selling entities as the “AMCI Parties.” In connection with the U.S. AMCI acquisition, we acquired all of the equity interests of Solomons Mining Company (“Solomons”) and we agreed to operate Solomons for the account of the AMCI Parties until Solomons could be sold. We also agreed to pay the AMCI Parties $5.0 million in cash upon the disposition of Solomons, subject to certain adjustments based on the net proceeds of any sale, the cumulative profits or operating losses of Solomons and our costs in managing Solomons. The AMCI Parties in turn agreed to indemnify us for all liabilities associated with the operation of Solomons.

On January 25, 2006, Alpha NR Holding, Inc., affiliates of First Reserve and the AMCI Parties entered into a letter agreement amending the terms of the Contribution Agreement to discharge in full the obligations of the AMCI Parties to satisfy reclamation and other claims arising in connection with Solomons in exchange for a cash payment of approximately $4.1 million by one of the AMCI Parties. We believe that the amount of this cash payment and prior amounts withheld or paid to us will be sufficient to satisfy all claims expected to arise related to Solomons.

Investment in Excelven Pty Ltd.

In August 2004, we and the AMCI Parties entered into an agreement with Excelven Pty Ltd. (“Excelven”), pursuant to which we agreed to acquire a 24.5% interest in Excelven for a purchase price of $5.0 million in cash, and the AMCI Parties agreed to acquire a 24.5% interest in Excelven for a purchase price of $5.0 million in cash. Excelven, through its subsidiaries, owns the rights to the Las Carmelitas mining venture in Venezuela and the related Palmarejo export port facility on Lake Maracaibo in Venezuela. We and the AMCI Parties each funded $3.25 million of our respective subscription obligations in September 2004, an additional $1.25 million in December 2004 and the remaining $500,000 in March 2005. The Las Carmelitas mine, which is not yet in operation, is currently expected to produce approximately two million tons of low sulfur thermal coal per year over a 15-year mine life. The project is currently in the developmental stage, with preliminary governmental mining and environmental approvals having been obtained. Final governmental approval of the project, which is subject to the submission of a detailed mine plan, is currently expected in 2007.

Distributions to Members of ANR Holdings, LLC and Our Stockholders

In connection with our internal restructuring, we assumed the obligation of ANR Holdings, LLC to make distributions to (i) affiliates of AMCI in an aggregate amount of $6.0 million, representing the approximate incremental tax resulting from the recognition of additional tax liability resulting from our internal restructuring, and (ii) First Reserve in an aggregate amount of approximately $4.5 million, representing the approximate value of tax attributes conveyed as a result of the internal restructuring. The distributions to affiliates of AMCI have been paid in five equal installments on the dates for which estimated income tax payments are due in each of April 2005, June 2005, September 2005, January 2006 and April 2006. The distributions to First Reserve will be paid in three installments of approximately $2.1 million, $2.1 million and $300,000 on December 15, 2007, 2008 and 2009, respectively. These distributions will be payable in cash or, to the extent we are not permitted by the terms of our credit facility or the indenture governing our senior notes to pay them in cash, in shares of our common stock.

Nova Scotia Port Agreement

In connection with our acquisition of U.S. AMCI, we entered into an agreement with Messrs. Kroh, Kundrun, Mende and others that gives us a right of first refusal to acquire an ocean going port in Nova Scotia if the owners of the port propose to sell it to a third party. This right of first refusal expires on March 11, 2008.

Transactions in Connection with Internal Restructuring

On February 11, 2005, we and ANR Holdings, LLC completed a series of transactions in connection with our internal restructuring which involved transactions with the First Reserve stockholders and the

AMCI Parties and certain of our managers and key employees. These transactions included the following:

•	Amendment to AMCI Related Agreements: We amended certain of the post-closing arrangements that were part of our 2003 acquisition of U.S. AMCI from the AMCI Parties. In connection with our internal restructuring, the AMCI Parties posted for our benefit a letter of credit that provides, for a period of ten years, financial assurances supporting the obligations of the AMCI Parties to indemnify us under the contribution agreement in respect of certain retiree medical liabilities. The letter of credit is initially in the amount of $6.8 million, declining to $3.8 million in the sixth and seventh years, and further declining to $1.8 million in the eighth through tenth years. We also terminated an escrow of $2.8 million in respect of certain retiree medical liabilities retained by the AMCI Parties and certain arrangements under which the AMCI Parties could have been required to transfer some of their membership interests in ANR Holdings, LLC to First Reserve as security for certain indemnification and escrow obligations by the AMCI Parties.

•	Releases and Indemnities: Each former member of ANR Holdings, LLC (including members of our management team) released us and our past, present and future affiliates from any and all claims such member may have against ANR Holdings, LLC relating to events occurring prior to the closing. We, in turn, agreed to indemnify them with respect to any action which may be brought against any former member by reason of the fact that the member was a member, managing member, executive committee member or officer of ANR Holdings, LLC prior to the closing of the internal restructuring, other than with respect to any acts committed in bad faith or that were the result of active and deliberate dishonesty or from which the member gained financial profit or another advantage to which the member was not legally entitled. Additionally, First Reserve agreed to indemnify us against certain pre-closing liabilities, including tax liabilities, associated with Alpha NR Holding, Inc. in an amount not to exceed $15.0 million for the first two years following consummation of the agreement, at which time the amount for which First Reserve will be obligated to indemnify will decline to $10.0 million for two additional years.

•	Stockholder Agreement. We entered into a stockholder agreement with our management stockholders, the First Reserve stockholders, the AMCI Parties and Madison Capital Funding LLC that became effective upon consummation of the internal restructuring and replaced the former member agreement among these parties and ANR Holdings, LLC. As part of the stockholder agreement in connection with other registered offerings by us, stockholders who acquired shares of our common stock in the internal restructuring have the ability to exercise certain piggyback registration rights with respect to the shares.

Director Attendance

During 2006, our Board held seven meetings and our Board committees held the following meetings: (i) Audit Committee, 12 meetings, (ii) Compensation Committee, eight meetings, and (iii) Nominating and Corporate Governance Committee, four meetings. Under our Corporate Governance Practices and Policies, directors are expected to attend Board meetings and meetings of committees on which they serve in person or by conference telephone, and directors are encouraged to attend the Annual Meeting. Each of our directors attended at least 75% of the aggregate of the total number of Board and committee meetings held in 2006 during the period for which he was a director and served on the applicable committee and each of our directors, who were serving at the time, attended our 2006 Annual Meeting.

Compensation of Our Directors

Director Compensation (2006)

The following table sets forth information concerning the compensation paid by us to our current and former directors for the year ended December 31, 2006.

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
	Fees Earned or		Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash		Awards(2)	Awards(3)	Compensation	Earnings	Compensation	Total
Name(1)	($)		($)	($)	($)	($)	($)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)
E. Linn Draper, Jr.	78,500	(4)	80,043	12,540	—	—	—	171,083
Glenn A. Eisenberg	65,000		80,043	16,540	—	—	—	161,583
John W. Fox, Jr.	63,000	(4)	80,043	12,540	—	—	—	155,583
Ted G. Wood	71,000		80,043	—	—	—	—	151,043
John S. Brinzo	35,000		80,031	—	—	—	—	115,031
Alex T. Krueger(5)	—		—	—	—	—	—	—
Fritz R. Kundrun(5)	—		—	—	—	—	—	—
William E. Macaulay(5)	—		—	—	—	—	—	—
Hans J. Mende(5)	—		—	—	—	—	—	—

(1)	Mr. Quillen is Chairman of the Board of Alpha. Mr. Quillen’s compensation is reported in the Summary Compensation Table and the other tables set forth herein. He does not receive any additional compensation in connection with his service on Alpha’s Board.

(2)	The values set forth in this column relate to restricted stock awards that were granted on May 17, 2006 and October 26, 2006. The values are based on the amounts recognized for financial statement reporting purposes in 2006 computed in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“FAS 123R”). See Note 18(e) of the consolidated financial statements in Alpha’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 regarding assumptions underlying the valuation of restricted stock awards, which was filed with the SEC on March 1, 2007 (“Form 10-K”).

Messrs. Draper, Eisenberg, Fox, Wood and Brinzo held 3,530, 3,530, 3,530, 3,530 and 5,035 shares of restricted stock as of December 31, 2006. The full grant date fair value of each restricted stock award granted in 2006, computed in accordance with FAS 123R, for each of Messrs. Draper, Eisenberg, Fox, and Wood was $80,043, and, for Mr. Brinzo, $80,031.

(3)	The values set forth in this column relate to nonqualified stock options that were granted on February 14, 2005 and April 27, 2005. The values are based on the amount recognized for financial statement reporting purposes in 2006 computed in accordance with FAS 123R (disregarding any estimates of forfeitures related to service-based vesting conditions). See Note 18(e) of the consolidated financial statements in Alpha’s Form 10-K regarding assumptions underlying the valuation of stock option awards.

Messrs. Draper, Eisenberg, and Fox each held options to purchase 10,000 shares of common shares as of December 31, 2006.

(4)	$59,500 and $22,500 of the cash fees earned by each of Messrs. Draper and Fox, respectively, for service on our Board in 2006 were deferred into share unit accounts established under the Director Deferred Compensation Agreement (the “Deferred Compensation Agreement”) of the 2005 Plan. Under the Deferred Compensation Agreement, the number of share units credited to each share unit account is based upon the fair market value of our common stock on the applicable payment date of the fees deferred by such director. Upon termination of such director’s service on our Board, Alpha will distribute such director’s share unit account to the director in the form of shares of our common stock, which shares will be issued under the 2005 Plan and in accordance with the terms and conditions of such plan and the Deferred Compensation Agreement.

At December 31, 2006, 3,510 share units, with an aggregate grant date fair value of $59,500, were credited to Mr. Draper’s share unit account and 1,325 share units, with an aggregate grant date fair value of $22,500, were credited to Mr. Fox’s share unit account. The aggregate grant date fair values are based on the amount recognized for financial statement reporting purposes in 2006 computed in accordance with FAS 123R (disregarding any estimates of forfeitures related to service-based vesting conditions). See Note 18(e) of the consolidated financial statements in Alpha’s Form 10-K regarding assumptions underlying the value of the share units.

(5)	Since Messrs. Krueger, Kundrun, Macaulay and Mende were not independent directors at the time they served on our Board, they did not receive any fees in connection with their service on the Board.

Additional Information Regarding Our Director Compensation Table

Annual Fees.  Directors’ who are not determined to be independent directors, do not receive additional compensation for serving as directors. During 2006, Messrs. Krueger, Kundrun, Macaulay and Mende were deemed not to be independent directors based upon their affiliation with First Reserve and AMCI, as applicable, which is described under “Compensation Committee Interlocks and Insider Participation.” Mr. Quillen is not independent based on his position as our Chief Executive Officer. Mr. Quillen’s compensation is reported in the Summary Compensation Table and the other tables set forth herein.

Independent directors receive (i) $30,000 as an annual retainer, (ii) a $2,000 per-meeting fee for attendance at Board meetings, (iii) a $2,000 per-meeting fee for in-person attendance at committee meetings and a $1,000 per-meeting fee for telephonic attendance at committee meetings, (iv) a $10,000 annual retainer for service as the chairman of the Audit Committee and a $2,000 annual retainer for service as the chairman of any other Board committee, and (v) a $12,500 annual retainer for service as the lead independent director of our Board. Additionally, in May 2006, our Board approved a change to our director compensation package that provides for the awarding of a one-time grant of restricted stock valued at approximately $80,000 upon joining the Board and an annual grant of restricted stock valued at approximately $40,000 for each subsequent year of service. On May 17, 2006 and October 26, 2006 (in the case of Mr. Brinzo), in connection with this change to our Board’s compensation package, each independent director was awarded a one-time grant of restricted stock valued at $80,000. If Ms. Bowers is elected to our Board by the stockholders, she will be granted an award of restricted stock with an aggregate value of $80,000 on the grant date. Additionally, each director is entitled to be reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board meetings or any committee thereof, and customary directors’ indemnification.

Director Deferred Compensation Agreement.  Under the 2005 Plan, our Compensation Committee adopted the Deferred Compensation Agreement on September 28, 2006 to incentivize non-employee directors by allowing them to defer all or a portion of any of their fees, including their annual retainer, meeting fees or other amounts earned for services performed as a member of our Board or any of its committees. Under the Deferred Compensation Agreement, any compensation that would be payable in shares of our common stock, including a one-time share grant upon beginning service on our Board and annual share grants for continued service, may be deferred in the form of share units (each unit having a value equal to the fair market value of one share of our common stock), and any compensation that would be payable in cash may be deferred in the form of share units or cash, at the director’s election. Any deferred amounts held in an account of share units will receive the value of any dividends on the units held in the account as if such units were actual shares on a dividend record date. Deferred amounts held in a cash account will earn interest at a rate to be determined by our Compensation Committee and, since no directors have deferred amounts into cash accounts under the Deferred Compensation Agreement, our Compensation Committee has not determined an interest rate applicable to amounts in such accounts.

Except as provided below, upon a director’s termination of Board service, for any reason, we will distribute the director’s share unit account to the director in the form of shares in (i) five equal annual distributions starting 30 days after the expiration of the six month anniversary of termination of service and continuing thereafter for four additional distributions or (ii) a lump-sum paid 30 days after the date that is six months after such termination of service, as elected by the director.

Except as provided below, upon the earlier of (i) termination of a director’s service on our Board for any reason and (ii) five years after the annual Board retainer is credited to a director’s cash account (the “cash distribution date”), we will distribute the director’s cash account in the form of cash in (i) five equal annual distributions starting 30 days after the cash distribution date, and continuing thereafter for four additional distributions or (ii) a lump-sum paid within 30 days after the cash distribution date, as elected by the director.

If a director becomes disabled or dies, or in the event of a change in control, the director (or his estate) will receive shares and cash in the account as a single lump-sum within 30 days after we receive written notice of such event (in the case of disability or death).

The Deferred Compensation Agreement is an unfunded and unsecured liability of Alpha, and benefits will be paid from our general assets. Accordingly, participants are general unsecured creditors of Alpha with respect to the benefits. During 2006, Messrs. Draper and Fox deferred a portion of their compensation in accordance with the terms of the Deferred Compensation Agreement.

Restricted Stock.  In 2006, as part of our director compensation arrangements, our Board granted restricted stock awards to our non-employee directors under the 2005 Plan. When issued, restricted shares of our common stock held by our non-employee directors are unvested and subject to forfeiture in the event the director breaches certain confidentiality covenants set forth in the restricted stock agreements. All of the shares issued to our non-employee directors have been granted pursuant to restricted stock agreements that provide for vesting six months following the cessation of a director’s service on our Board. In addition, all unvested shares automatically vest immediately prior to a “change in control” (as defined in the agreements). Assuming that a triggering event occurred on December 29, 2006, the restrictions on 5,035, 3,530, 3,530, 3,530 and 3,530 restricted shares issued to Messrs. Brinzo, Draper, Eisenberg, Fox, and Wood, respectively, would lapse.

Stock Options.  In 2005, the Board granted non-qualified stock options to our non-employee directors under the 2005 Plan. Each outstanding stock option issued to our directors has been granted pursuant to an option agreement that provides for vesting over a five year period, with 20% vesting on each of the first, second, third, fourth and fifth anniversaries of the grant date while the director continues to serve on our Board. The options generally have an exercise period of 10 years from the grant date. The option agreement provides that, in the event of a termination, other than for death, disability, normal retirement or upon a change in control, then-vested options will be exercisable by the optionee for the lesser of (i) 30 days from termination date or (ii) the remaining term of the option. Upon an optionee’s termination as a result of death or disability, then-vested shares will remain exercisable for the lesser of (i) one year from the termination date or (ii) the remaining term of the option. Upon termination as a result of retirement at or after an optionee’s normal retirement age, then-vested shares shall remain exercisable for the lesser of (i) three months from the retirement date (or, if such director dies during such three-month period, then the one-year period after such termination date) or (ii) the remaining term of the option. Additionally, the option agreement provides that any unvested options will vest immediately prior to the consummation of a change in control.

For the meanings of the defined terms used in the 2005 Plan and the related agreements, see “Additional Information Regarding the Tables Relating to Potential Payments Upon Termination or Change in Control.”

Communications with the Board

Stockholders and other parties interested in communicating directly with our Board, a Board committee, the non-management directors, the independent directors or with an individual director may do so by sending an email to vgroves@alphanr.com or writing to our Board of Directors, Alpha Natural Resources, Inc., One Alpha Place, P.O. Box 2345, Abingdon, VA 24212, Attention: Vaughn R. Groves, General Counsel. Communications should specify the addressee(s) and the general topic of the communication. Our General Counsel will forward all of such communications to the appropriate addressee(s). Additionally, we have established a separate procedure which allows individuals to submit concerns about our accounting, financial reporting, internal accounting controls and auditing matters openly, confidentially or anonymously. Our Audit Committee has authorized the retention of an outside, third-party vendor, Shareholder.com, to which concerns regarding these matters may be reported. Individuals wishing to submit concerns about any accounting or auditing matters can contact Shareholder.com toll-free, at (866) 259-2480, via email at anr@openboard.info or via the internet at www.openboard.info/anr.

Concerns relating to possible violations of our Code of Business Ethics should be reported pursuant to the procedures outlined in that code, a copy of which is available on our website at www.alphanr.com.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table sets forth the names, ages and titles of our current executive officers.

Name	Age	Position

Michael J. Quillen	58	Chairman of the Board and Chief Executive Officer
Kevin S. Crutchfield	46	President
David C. Stuebe	66	Vice President, Treasurer and Chief Financial Officer
Joachim V. Porco	52	Vice President
Randy L. McMillion	50	Vice President
Vaughn R. Groves	50	Vice President, Secretary and General Counsel
Eddie W. Neely	55	Vice President and Controller

Each officer serves at the discretion of our Board and holds office until his or her successor is appointed or until his or her earlier resignation or removal. There are no family relationships among any of our current directors, director nominees, or executive officers. On April 1, 2007, Mr. Brown assumed the newly created role of Assistant to the President and Mr. McMillion succeeded him as Vice President on that date and assumed Mr. Brown’s duties and responsibilities in connection with that position.

Set forth below is a description of the background of the persons named above, other than Mr. Quillen, whose background is provided above in “Information Concerning Director Nominees:”

Kevin S. Crutchfield was named President of Alpha in January 2007. Prior to that time, Mr. Crutchfield served as our Executive Vice President since our formation in November 2004. Mr. Crutchfield joined the Alpha management team as the Executive Vice President of Alpha Natural Resources, LLC

and Vice President of ANR Holdings, LLC in March 2003, and also served as the Executive Vice President of ANR Holdings, LLC from November 2003 until ANR Holdings was merged with another of our subsidiaries in December 2005. From June 2001 through January 2003, he was Vice President of El Paso Corporation, a natural gas and energy provider, and President of Coastal Coal Company, a coal producer and affiliate of El Paso Corporation acquired by Alpha in 2003. Prior to joining El Paso, he served as President of AMVEST Corporation, a coal and gas producer and provider of related products and services, and held executive positions at AEI Resources, Inc., a coal producer, most recently as President and Chief Executive Officer. Before joining AEI Resources, he served as the Chairman, President and Chief Executive Officer of Cyprus Australia Coal Company and held executive operating management positions with Cyprus in the U.S. before being relocated to Sydney, Australia in 1997. He worked for Pittston Coal Company, a coal mining company (“Pittston”), in various operating and executive management positions from 1986 to 1995 serving most recently as Vice President Operations prior to joining Cyprus Amax Coal Company, a coal producer and supplier.

David C. Stuebe has served as our Vice President, Treasurer and Chief Financial Officer since our formation in November 2004. Mr. Stuebe joined the Alpha management team as the Vice President and Chief Financial Officer of Alpha Natural Resources, LLC in October 2003, and also served as the Vice President and Chief Financial Officer of ANR Holdings, LLC from November 2003 until ANR Holdings was merged with another of our subsidiaries in December 2005. Mr. Stuebe served from March 2000 to July 2003 as Senior Vice President-Finance and Administration of Hearth and Home Technologies, Inc., a wholly-owned subsidiary of HON Industries Inc. (“HON”), a leading manufacturer of office systems and hearth products, and from October 1994 to March 2000 as Vice President and Chief Financial Officer of the parent, HON. Prior to joining HON, he served as President, Chief Executive Officer and Director of United Recycling Industries, Inc., a metals broker, precious metals recycler and non-ferrous metals producer, from 1990 to 1994, as President, Chief Executive Officer and Director of Auto Specialties Manufacturing, Inc., a manufacturer of O.E.M. truck and construction equipment components, from 1988 to 1990, and as Chairman, President and Chief Executive and Chief Financial Officer of MSL Industries, Inc., a manufacturer and distributor of fasteners, tubing, roll-form shapes, electric motors, components for electric utilities and missile components from 1981 to 1987. Mr. Stuebe’s business background also includes significant general and financial management positions with Carpetland U.S.A., Inc., a flooring sales and distribution company, and the Scholl Products Group of Schering-Plough Corporation, a diversified pharmaceutical company, as well as 13 years of audit experience with an international public accounting firm as a certified public accountant.

Joachim V. Porco has served as our Vice President and President of our subsidiary, Alpha Coal Sales Co., LLC, since September 2006. In 1996, he joined AMCI, where he was responsible for all international coal sales. In 2003, concurrent with our acquisition of AMCI’s U.S. coal production and marketing assets, Mr. Porco was appointed head of Alpha Energy Global Marketing, LLC. The following year he was named Executive Vice President of Metallurgical and Export Coal Sales at Alpha Coal Sales Co. Mr. Porco began his career in the coal industry with CONSOL Energy Inc., a coal producer and supplier, in 1974, where he held a number of finance and sales positions.

Randy L. McMillion has served as our Vice President since April 2007. In May 2005, he joined Alpha as the President and Manager of our subsidiary, Brooks Run Mining Company, LLC, in charge of all southern West Virginia mining operations of Alpha until he was promoted, in March 2006, to Vice President of our subsidiary, Alpha Natural Resources, LLC. From October 1999 to May 2005, Mr. McMillion held positions with Foundation Coal Holdings, Inc. (and its predecessor — RAG American Coal), a coal producer and supplier, including President of Rockspring Development from June 2004 to May 2005, RAG American Coal — Vice President of Riverton Coal Production from April 2002 to June 2004, RAG American Coal — Senior Vice President of Eastern Operations from October

2001 to April 2002, and RAG American Coal — President of Rockspring Development from October 1999 to October 2001. Prior to October 1999, Mr. McMillion held engineering, mining and processing positions at Pittston, including Pittston’s Vice President of West Virginia Operations.

Vaughn R. Groves has served as our Vice President, Secretary and General Counsel since our formation in November 2004. Mr. Groves joined the Alpha management team as the Vice President, Secretary and General Counsel of Alpha Natural Resources, LLC in October 2003, and also served as the Vice President and General Counsel of ANR Holdings, LLC from November 2003 until ANR Holdings was merged with another of our subsidiaries in December 2005. Prior to that time, he served as Vice President and General Counsel of Pittston from 1996 until joining Alpha, and as Associate General Counsel of Pittston from 1991 until 1996. Before joining Pittston, he was associated with the law firm of Jackson Kelly PLLC, one of the leading mineral law firms in the Appalachian region. He is also a mining engineer and before obtaining his law degree, he worked as an underground section foreman, construction foreman and mining engineer for Monterey Coal Company.

Eddie W. Neely has served as our Vice President and Controller since our formation in November 2004. Mr. Neely joined the Alpha management team as the Secretary of Alpha Natural Resources, LLC in August 2002, and has also served as Vice President and Controller of Alpha Natural Resources, LLC since March 2003. From August 1999 to August 2002, he served as Chief Financial Officer of White’s Fresh Foods, Inc., a family-owned supermarket chain. Prior to joining White’s Fresh Foods, from October 1997 to August 1999, Mr. Neely was Controller for Hunt Assisted Living, LLC, a company that developed, constructed, managed, and operated assisted living facilities for the elderly. Mr. Neely served as Director of Accounting for The Brinks Company from January 1996 until October 1997 and held various accounting and finance positions with Pittston and its subsidiaries prior to January 1996. Mr. Neely is a certified public accountant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes show information regarding the beneficial ownership of shares of our common stock as of April 2, 2007 for:

•	each person who is known by us to own beneficially more than 5% of our common stock (based on their public filings with the SEC as of April 2, 2007);

•	each director and nominee for director and each named executive officer in the Summary Compensation Table set forth in this document; and

•	all current members of our Board and our executive officers as a group.

Except as otherwise indicated, the address for each person listed below is c/o Alpha Natural Resources, Inc., One Alpha Place, P.O. Box 2345, Abingdon, Virginia 24212.

Except as otherwise noted, the individual or his or her family members had sole voting and investment power with respect to such shares. The percentages of beneficial ownership set forth below are based on 65,548,997 shares of our common stock issued and outstanding as of April 2, 2007.

	Amount and
	Nature of	Percent
	Beneficial	of Class
Name and Address of Beneficial Owner	Ownership(1)	(%)

FMR Corp.(2)	9,744,848	14.87
82 Devonshire Street Boston, MA 02109
Prudential Financial, Inc.(3)	4,380,241	6.69
751 Broad Street Newark, NJ 07102-3777
Snyder Capital Management, L.P.(4)	5,701,800	8.70
Snyder Capital Management, Inc. One Market Plaza Steuart Tower, Suite 1200 San Francisco, CA 94105
Michael J. Quillen(5)	750,756	1.15
Mary Ellen Bowers(6)	0	*
John S. Brinzo(7)	5,035	*
E. Linn Draper, Jr.(8)	7,530	*
Glenn A. Eisenberg(8)	7,530	*
John W. Fox, Jr.(8)	17,530	*
Ted G. Wood(9)	3,530	*
Michael D. Brown(10)	188,348	*
Kevin S. Crutchfield(11)	237,855	*
Vaughn R. Groves(12)	68,073	*
David C. Stuebe(13)	97,689	*
D. Scott Kroh(14)	291,944	*
All executive officers and directors as a group (13 persons)(15)	1,372,334	2.09

*	Less than 1% of shares outstanding.

(1)	The shares of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote, or direct the voting of, such security, or investment power, which includes the power to dispose of, or to direct the disposition of, such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

(2)	The information for FMR Corp. (the parent holding company), Fidelity Leveraged Co Stock Fund, Fidelity Management & Research Company (“Fidelity”), Pyramis Global Advisors, LLC, Pyramis Global Advisors Trust Company, Fidelity International Limited (“FIL;” and collectively, the “Fidelity Group”) and Edward C. Johnson 3d (“Johnson”) is derived from a Schedule 13G, dated February 14, 2007, which was filed with the SEC to report the shares beneficially owned by such persons as of December 31, 2006. The Schedule 13G states that members of the Johnson family may be deemed under the Investment Company Act of 1940 to form a controlling group with respect to FMR Corp. The Schedule 13G further states that Johnson and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of 8,991,845 shares owned by the funds and neither has the sole power to vote or direct the voting of shares owned directly by the funds. Fidelity, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 8,991,845 shares as a result of acting as an investment adviser to various investment companies, one of which companies, Fidelity Leveraged Co Stock Fund, owns 3,815,995 shares. Pyramis Global Advisors, LLC, an indirect wholly-owned subsidiary of FMR Corp., is the beneficial owner of 50,000 shares as a result of serving as an investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies and each of Johnson and FMR Corp. has sole power to vote or direct the voting, and dispose, of such shares. Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR Corp., is the beneficial owner of 102,400 shares as a result of serving as an investment manager of institutional accounts and each of Johnson and FMR Corp. have sole power to vote or direct the voting, and dispose, of those shares. FIL and various foreign-based subsidiaries beneficially owned 600,603 shares and, in the Schedule 13G, FMR Corp. states it does not believe that FMR Corp. and FIL are acting as a “group” for purposes of Section 13(d) of the Exchange Act and is making the Schedule 13G filing with respect to FIL on a voluntary basis as if all shares are beneficially owned by FMR Corp. and FIL on a joint basis.

(3)	The information for Prudential Financial, Inc. (the parent holding company, “Prudential”), The Prudential Insurance Company of America, Prudential Investment Management, Inc., Jennison Associates LLC (“Jennison”), Pramerica Asset Management, Inc., Prudential Investments LLC, Prudential Private Placement Investors, L.P., PRUCO Securities, LLC, Prudential Investment Management Services LLC, Prudential Equity Group, LLC., American Skandia Investment Services, Inc., American Skandia Marketing, Inc., Quantitative Management Associates LLC, Prudential International Investments Advisers, LLC, Global Portfolio Strategies, Inc., Pru Global Securities, LLC and Prudential Financial Derivatives, LLC (collectively, the “Prudential Group”) is derived from a Schedule 13G, filed with the SEC on February 9, 2007, by Prudential, which states that, as of December 31, 2006, the Prudential Group beneficially owned over 4,380,241 shares which are held for its own benefit or for the benefit of its clients by separate accounts, externally managed accounts, registered investment companies, subsidiaries, and/or other affiliates. Prudential reported the combined holdings of these entities for the purpose of administrative convenience. The Prudential Group’s Schedule 13G states that it has sole power to vote and dispose of 384,000 shares, shared power to vote 3,791,841 shares and shared power to dispose of 3,996,241 shares.

On February 13, 2007, Jennison, a 100% indirectly owned subsidiary of Prudential, filed a separate Schedule 13G with the SEC which states that, as of December 31, 2006, Jennison beneficially owned 4,380,241 shares. Jennison’s Schedule 13G states that the 4,380,241 shares are held for the benefit of several investment companies, insurance separate accounts and institutional clients and that Jennison has sole power to vote 4,175,841 shares and shared power to dispose of 4,380,241 shares. The Schedule 13G further states that Prudential, as its indirect parent company, may be deemed the beneficial owner of the shares and further that

Jennison does not file jointly with Prudential and, as such, shares reported on Jennison’s Schedule 13G may be included in the shares reported in the Schedule 13G filed by Prudential (which they were as described above). Jennison’s address is 466 Lexington Avenue, New York, NY 10017.

(4)	The information for Snyder Capital Management, L.P. and its general partner, Synder Capital Management Inc. (collectively, the “Snyder Group”), is derived from a Schedule 13G filed with the SEC on February 14, 2007 by the Snyder Group which states, as of December 31, 2006, the Snyder Group beneficially owned 5,701,800 shares, with shared voting power with respect to 5,148,300 shares.

(5)	Includes beneficial ownership of 131,612 shares of restricted stock issued under our 2005 Plan and 606,316 shares that are held by Michael J. Quillen, L.L.C.

(6)	As of April 2, 2007, Ms. Bowers does not beneficially own any shares of Alpha’s common stock.

(7)	Includes beneficial ownership of 5,035 shares of restricted stock issued under our 2005 Plan.

(8)	For each of Messrs. Draper, Eisenberg and Fox, includes beneficial ownership of 3,530 shares of restricted stock issued under our 2005 Plan. Also includes 4,000 shares issuable upon exercise of options held by each of Messrs. Draper, Eisenberg and Fox, which are exercisable within 60 days of the date of this table.

The stock amounts shown for Messrs. Draper and Fox do not include 3,510 and 1,325 share units, respectively, which were credited to their respective share unit accounts under the Deferred Compensation Agreement, which is described in more detail in “Additional Information Regarding Our Director Compensation Table.”

(9)	Includes beneficial ownership of 3,530 shares of restricted stock issued under our 2005 Plan.

(10)	Includes beneficial ownership of 47,634 shares of restricted stock issued under our 2005 Plan and 41,136 shares issuable upon exercise of options held by Mr. Brown that are exercisable within 60 days of the date of this table.

(11)	Includes beneficial ownership of 73,535 shares of restricted stock issued under our 2005 Plan and 29,162 shares issuable upon exercise of options held by Mr. Crutchfield that are exercisable within 60 days of the date of this table.

(12)	Includes beneficial ownership of 27,721 shares of restricted stock issued under our 2005 Plan and 14,368 shares issuable upon exercise of options held by Mr. Groves that are exercisable within 60 days of the date of this table.

(13)	Includes beneficial ownership of 31,609 shares of restricted stock issued under our 2005 Plan and 16,000 shares issuable upon exercise of options held by Mr. Stuebe that are exercisable within 60 days of the date of this table.

(14)	Includes beneficial ownership of 250,000 shares subject to the security interest of Citigroup Global Markets Inc. under a pre-paid forward purchase agreement.

(15)	Includes beneficial ownership of an additional 82,761 shares of restricted stock issued under our 2005 Plan and 57,849 shares issuable upon exercise of options that are exercisable within 60 days of the date of this table. Does not include the shares beneficially owned by Messrs. Brown and Kroh, who were not executive officers of Alpha on the date of this table.

Brokerage account agreements may grant security interests in securities held at the broker to secure payment and performance obligations of the brokerage account holder in the ordinary course. Shares shown in the tables for the directors, director nominees and executive officers (former and current) may be subject to this type of security interest.

EXECUTIVE COMPENSATION

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below with Alpha’s management and, based upon such review and discussion, the committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

The committee’s charter is available on our website at www.alphanr.com.

Respectfully submitted,

The Compensation Committee

E. Linn Draper, Chairman
John W. Fox, Jr.
Ted G. Wood

April 9, 2007

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section provides the principles behind our executive compensation program and the material elements of the compensation of our (i) Chief Executive Officer; (ii) Chief Financial Officer; and (iii) three most highly compensated officers (other than our Chief Executive Officer and Chief Financial Officer) at the end of fiscal year 2006 — our President; former Vice President; and Vice President, Secretary and General Counsel; and (iv) former Executive Vice President (for whom disclosure is provided even though he was not serving as an executive officer at the end of fiscal year 2006) (collectively, the “named executive officers”).

Objectives of Our Executive Compensation Program

The primary objectives of our compensation program are to create and improve stakeholder value, and to provide a strong link between our named executive officers’ compensation and our performance in terms of long-term profitability. These overall objectives are achieved by designing an executive compensation program which:

•	Enables the attraction and retention of our named executive officers and other key employees;
•	Links elements of compensation to achievement of strategic and financial objectives;
•	Aligns our named executive officers’ and other key employees’ interests with our stockholders and other stakeholders such as our employees, customers and vendors (collectively, “stakeholders”);
•	Incentivizes our named executive officers and other key employees to enhance stakeholder value by rewarding for both short-term and long-term performance at or above established goals;
•	Rewards our named executive officers and other key employees for teamwork; and
•	Rewards our named executive officers and other key employees for our acquisitions of targeted companies and successful integration of them.

Overview of Our Executive Compensation Program

Our executive compensation program consists of base salary, an annual, short-term cash bonus program, and long-term incentive awards in the form of time-vested restricted stock and performance-vested shares. In 2006, our named executive officers were awarded compensation that heavily emphasized long-term performance and retention of key executive talent. Our Compensation Committee approved this compensation mix to address the prevailing coal industry environment and the significant competition for executive talent. The following table illustrates that the majority of the compensation received by each of our named executive officers was performance based with over half of their compensation delivered in equity.

	Pay Mix
	Base Salary	Short Term Incentive	Long Term Incentive

Chief Executive Officer	18%	17%	65%
Chief Financial Officer	27%	20%	53%
President	24%	18%	58%
Former Vice President	27%	20%	53%
Vice President, Secretary and General Counsel	26%	20%	54%
Former Executive Vice President	23%	9%	68%

Based on competitive practice within our industry and trends within the broader general industry, we believe this mix of compensation elements provides our named executive officers with total compensation that is well-balanced between achieving short- and long-term performance goals, enhancing stakeholder value, and retaining top executive talent.

Role of Executive Officers in Compensation Decisions.  Our executive officers consult with our Compensation Committee regarding each element of our compensation program. After our Compensation Committee discusses our compensation program with management and the outside compensation consultants, the committee determines each element of named executive officer compensation and, in the case of our Chief Executive Officer, submits its determinations with respect to his compensation for approval and ratification by the independent members of our Board.

Role of Outside Executive Compensation Consultants.  In the fall of 2005, the services of Deloitte and Mercer were retained. These outside compensation consultants were engaged to assist our committee with its annual review of our executive and director compensation programs as more fully described under “Compensation Committee.”

Annual Process for Determining Total Compensation of Executive Officers.  Our Compensation Committee, together with Alpha’s senior management and outside consultants, conducts annual reviews of our overall compensation program for executive officers and directors. Our committee analyzes the competitiveness and appropriateness of each of the key components of compensation — base salary and short-and long-term incentives, both within Alpha and as compared to our peers — to determine whether each of these components is competitively positioned and is in line with our goals and objectives. Our committee reviews the peer group annually to ensure the companies used are similar in size and industry and are the companies we compete with for business and executive talent.

In 2006, the peer group was composed of the following companies: Peabody Energy, NACCO Industries, CONSOL Energy, TECO Energy, Arch Coal, Massey Energy, Vectren, Walter Industries, Cleveland Cliffs, Foundation Coal Holdings, Alliance Resource Partners, AMCOL International, James River Coal, and Westmoreland Coal.

Using this peer group of companies as well as other market data, our committee assesses the market competitiveness of each element of our compensation program individually as well as the program’s overall competitiveness. The benchmarking study consists of the prevalence, design and value of each compensation element.

Overview of the 2006 Executive Compensation Program Assessment.  The 2006 review of “market” compensation practices among our peers revealed the existence of a shortfall in total direct compensation (i.e., sum of base salary, short- and long-term incentive compensation) between us and the marketplace. This shortfall could hinder our ability to continue to recruit and retain top talent. To address these issues, our committee approved the following revisions to the executive compensation program:

•	Adjust the amounts of each compensation element (base salary, short- and long-term incentives) payable to each named executive officer to better align their compensation with competitive practice across our peer group;
•	Change the type and mix of equity compensation granted from solely options to a combination of restricted stock and performance shares, creating a better balance between pay-for-performance and retention; and
•	Design modifications to the long-term incentive plan including assessing performance criteria and vesting schedules.

Description of Each Compensation Element

Base Salary.  Our Compensation Committee reviews our executives’ base salaries each year to ensure they are competitive and commensurate with each named executive officer’s overall job performance, contributions to our financial results, the complexity of their respective positions and level of responsibility and the competitiveness of their overall total direct compensation to the peer group as well as the internal pay relationship to other executives. Base salaries of our named executive officers are benchmarked to median base pay levels of executives in similar positions in our peer group. Our Chief Executive Officer makes recommendations regarding the base salaries of the other named executive officers after a review of the benchmarking studies and after he assesses the individual’s job performance. Our committee then reviews the benchmarking study and determines the appropriate salary levels for our named executive officers and recommends that the independent members of our Board approve our committee’s recommendation of our Chief Executive Officer’s base salary.

In May 2006, our Compensation Committee authorized cost of living increases to the annual base salaries of our named executive officers. Our committee authorized our Chief Executive Officer to increase the base salaries of our officers who directly report to him, as he determined in his discretion, provided that the sum of such increases did not exceed four percent (4%) of the base salaries paid to such persons in 2005.

For information regarding the 2006 base salaries paid to our named executive officers, see the Summary Compensation Table.

Annual Performance-Based Bonus Plan (AIB).  The AIB is part of the short-term compensation component of our compensation program. The AIB provides our named executive officers and other eligible key employees with an opportunity to earn cash bonuses based on a combination of our performance against established financial goals and their individual annual performance.

Objectives.  The objectives of the AIB are as follows:

•	Provide competitive incentives to achieve annual business performance goals;
•	Reward contributions towards goals consistent with our business strategy;
•	Enable us to attract and retain highly-qualified executive officers and other key employees; and
•	Promote teamwork among our executive officers and other key employees.

Determination of Award Opportunities.  Each named executive officer has incentive opportunities based on market competitive award levels and their individual role within the Company. Our Compensation Committee reviews annual incentive data from the peer companies as well as general market data. For each named executive officer, there is a range of payouts under the 2006 AIB awards (threshold (performance at 80%), target (performance at 100%), and maximum (performance at 200%)) which are based on a percentage of base salary: For our Chief Executive Officer, threshold performance would be a payout of 50% of base salary, target performance would be a payout of 100% of base salary and maximum performance would be a payout of 200% of base salary. For our other named executive officers, threshold performance would be a payout of 37.5%, target performance would be a payout of 75% of base salary, and maximum performance would be a payout of 150% of base salary.

Performance Criteria.  For our named executive officers to be eligible to earn annual cash bonuses under the AIB, we must first meet a hurdle of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA). If the EBITDA hurdle is not achieved, the AIB awards are not earned and no annual bonus is paid. If the EBITDA hurdle is achieved, achievement towards additional pre-established financial and operational goals consisting of EBITDA, return on invested capital (ROIC), safety and certain strategic/individual goals (which apply to all named executive officers other than our Chief Executive Officer) is then considered.

In developing the performance criteria (and relative weighting assigned to each goal), our Compensation Committee reviewed with the outside compensation consultants and management which measures were the most relevant for each named executive officer position. For our Chief Executive Officer, his 2006 AIB award had the following performance goals: (i) EBITDA, (ii) ROIC and (iii) safety. For our other named executive officers, their 2006 AIB awards had the following performance goals: (i) EBITDA, (ii) ROIC, (iii) safety, and (iv) position-specific strategic/individual goals. Each year, target goals are established for each of the corporate AIB measures shown above and each of our named executive officers (other than our Chief Executive Officer) establishes their strategic goals for the year in consultation with our Chief Executive Officer (as described below). Threshold, target and maximum performance levels are then calculated with possible pay-outs ranging from 0 to 200% of target. At the time our committee approved the 2006 AIB metrics, it believed that the awards had a reasonable likelihood of being paid out at target. Our committee also believed it would be difficult for the Company to exceed target performance levels of the goals.

Rationale for Performance Criteria.  Our Compensation Committee chose EBITDA as part of the AIB award formula because it views EBITDA to be a fundamental and widely accepted measure of profitability in the natural resource sector. Our Compensation Committee also believes that ROIC is an appropriate performance measure because it ensures that our named executive officers focus on the efficient deployment of capital (e.g., to meet stockholder expectations that we earn a return in excess of capital costs). Our committee selected safety as a performance measure because creating a safe work environment is, and has always been, one of our core values. With the strategic/individual goals, our Compensation Committee determined that a portion of each AIB award made to our named executive officers (other than the Chief Executive Officer) should be dependent upon goals unique to the individual named executive officer position. Each named executive officer develops their own strategic/individual measures and goals and submits them to our Chief Executive Officer for his review and consideration. Once finalized and incorporating our Chief Executive Officer’s comments or modifications, the goals are adopted as part of our named executive officer’s AIB award. At the end of the performance period, each named executive officer submits to our Chief Executive Officer a self-evaluation of their performance relative to such goals. Our Chief Executive Officer reviews each evaluation and makes recommendations to our committee regarding each such named executive officer’s achievement of his strategic/individual goals. Our committee reviews our Chief Executive Officer’s recommendations regarding the strategic/

individual component of the AIB award and, if it deems appropriate, approves the awards to each such named executive officer based on the achievement of such individual goals and the Company’s performance with respect to the financial and operational goals described above.

At the end of 2006, our Compensation Committee reviewed Alpha’s performance against each of the corporate metrics and criteria described above. The EBITDA hurdle was met for 2006. For 2006, it was determined that the ROIC performance goal was met but, due to its achieved level, management recommended and our committee agreed no bonus amounts for this metric would be paid. EBITDA performance was achieved at 87% of the target goal and maximum safety performance was also achieved. The individual performances of our named executive officers’ strategic objectives ranged from 90% to 110%.

Awards paid to our named executive officers for fiscal year 2006 performance are shown in column (g) of the Summary Compensation Table.

Long-Term Incentive Compensation.

Objectives.  Our long-term incentive compensation program has the following objectives:

•	Align the interests of our named executive officers and other key employees with our stakeholders by tying a portion of their compensation to stock price appreciation;
•	Increase management’s ownership stake in Alpha;
•	Remain competitive with our peers;
•	Provide our named executive officers and other key employees with an opportunity to earn an above target award for above target performance; and
•	Encourage and reward long tenure service.

Description of the Long-Term Incentive Compensation Program.  To achieve the objectives described above, our Compensation Committee decided to change our long-term incentive compensation program from solely stock options to a combination of time-based restricted stock grants and performance shares. Our Compensation Committee’s decision to eliminate stock options as part of the long-term incentive compensation program was two-fold: (i) the committee, after a review of market practices of our peers, determined that the long-term incentive program should have more of a retention component to it and (ii) the grant of restricted stock and performance shares would reduce share dilution. Additionally, our committee considered the tax and accounting consequences of the new long-term incentive compensation program.

In 2006, our Compensation Committee placed the greatest weight upon the retention objective of the long-term incentive compensation program in light of the significant competition for executive talent in the industry in which we compete. With this in mind, our committee approved a 70%/30% (restricted stock/performance share) mix among the two forms of equity granted for 2006.

Each executive’s target long-term incentive value is based on competitive practice expressed as a percentage of salary. The number of shares of restrictive stock subject to each of the 2006 restricted stock awards was determined by dividing 70% of the total long-term incentive value by a stock price (the average closing stock price for the ten days preceding the grant date). Similarly, a target number of performance shares was determined by dividing 30% of the total long-term incentive value by a stock price (average closing stock price for the ten days preceding the grant date).

The restricted stock and performance share components of our long-term incentive compensation program are described below. For information regarding the amount and value of the restricted stock and performance share awards granted to our named executive officers in 2006, see the Grants of Plan-Based Awards Table.

Restricted Stock.  The granting of time-based restricted stock achieves the following specific objectives: (i) encourages and rewards long-term service, (ii) participants perceive it as having high value and easily understand them, (iii) aligns the interests of our named executive officers and other key employees with stockholders by tying a portion of their compensation to stock appreciation, and (iv) potentially results in increased management ownership of our common stock.

The restricted stock awards granted to our named executive officers vest ratably over a three-year period. Generally, if a recipient’s employment is terminated with us, the recipient forfeits the unvested portion of their restricted stock award. The award agreements also protect our business interests by providing that if any recipients of awards breach the confidentiality obligations set forth in the agreements, such persons will forfeit the unvested portion of their award. The agreements further provide that upon a change in control (such as a sale of assets, merger, or acquisition of Alpha), the unvested portion of the awards will vest. Our committee incorporated this provision in the award agreement to accomplish the following:

•	Ensure that the actions and recommendations of senior management with respect to such transaction are in Alpha’s and our stockholders’ best interests; and
•	Reduce the distraction regarding the impact of such a transaction on the personal situation of a named executive officer or other key employee.

As described more fully in “Additional Information Regarding Our Summary Compensation Table and Grants of Plan-Based Awards Table,” our former Executive Vice President agreed in connection with his retirement from this position to forfeit his 2006 restricted stock award.

Performance Shares.  Performance shares align the interests of our executives with stockholders by tying vesting of the shares to achievement of established three-year financial goals and tying the value of the shares, when earned, to stock price appreciation. A new three-year performance period will start at the beginning of each year (subject to our committee’s approval) and potential payouts at the end of the performance period will range from 0% to 200% of the target award depending on the achievement of pre-established goals. The structure of the performance share program achieves the following:

•	Ensures a focus on sustained performance and improvement;
•	Awards overlap to provide retention motivation on the part of our named executive officers and other key employees; and
•	New performance measures can be used in subsequent performance cycles, as appropriate.

Rationale for Performance Criteria.  Several performance measures were considered, including revenue, total stockholder return, operating income, operating margin and ROIC as well as whether to base performance goals on our budget for the performance period or relative to peer group performance. Management recommended, and our committee agreed, that the 2006 performance shares should be earned based on the achievement of: First, overcoming an initial, minimum hurdle of ROIC and then second, two equally weighted absolute performance measures, growth in operating income and ROIC. In choosing these performance measures and establishing absolute performance goals based on our internal strategic plan, our Compensation Committee and management believed: (i) the attainment of those performance goals would be largely under management’s control, (ii) the goals reflected the influence of the various participants, (iii) the goals supported achievement of the business plan and (iv) the goals correlated with stockholder value. At the time our committee approved these goals, it believed that it was likely that we would meet the minimum threshold of ROIC. Additionally, our committee also believed that it would be challenging for us to achieve the other performance goals at target levels and that achievement of such goals above target levels would be a “stretch” and difficult for us to reach.

Determination of whether the performance shares have been earned will take place at the end of the three-year performance period as follows:

•	Step One: Our committee will compare actual ROIC to pre-established ROIC hurdle.

•	Step Two: Actual performance will be compared to pre-established threshold, target and maximum performance levels for each metric as shown below:

Operating Income		Return on Invested Capital		Number of Shares
Performance	+	Performance	=	Earned

Our Compensation Committee also reviewed the possible costs and equity dilutive effects of the plan to us depending on various levels of performance (e.g. threshold, target and maximum) and stock appreciation.

As described more fully in “Additional Information Regarding Our Summary Compensation Table and the Grants of Plan-Based Awards Table,” our former Executive Vice President agreed in connection with his retirement from this position to forfeit his performance share award.

Except as otherwise provided in the award agreements, participants who terminate employment during the performance period will forfeit any unpaid awards. The performance share award agreements also include certain provisions which protect our business interests. The award agreements provide that if any recipients of the award breach their confidentiality obligations set forth in the agreement, such person will forfeit the award (whether earned or unearned). The performance share award agreements also provide that if, during the performance period, there is a change in control of Alpha, the award recipient will be entitled to a payout of the award at a target award level contemporaneous with the consummation of a change in control transaction. Our Compensation Committee approved of this change in control provision in the performance share award agreement for the same business reasons stated above with respect to the restricted stock agreements.

Long-Term Incentive Compensation Awards Going Forward.  As mentioned above, our Compensation Committee, largely for retention purposes, approved a 70%/30% (restricted stock/performance share) mix of 2006 long-term incentive compensation. For 2007, our committee has determined to place more emphasis upon the performance objectives of the long-term incentive program by approving a 50%/50% (restricted stock/performance share) mix of equity grants. In January 2007, our Compensation Committee determined that the vesting provisions of restricted stock awards granted to our named executive officers and other executive officers in 2007 would be the same as the 2006 awards.

Our Compensation Committee determined, however, that the performance goals applicable to earning the performance share awards would be modified to reflect Alpha’s business strategy and to focus more closely on our performance relative to the performance of those peer companies that are our closest business competitors and are publicly traded. Seventy percent of the performance shares will vest based on achievement of financial goals (relative total stockholder return and operating income) and the remaining thirty percent of the award will vest based on achievement of strategic goals (which include successful coal acquisitions and successful non-coal, downstream acquisitions). Potential payments of performance shares at the end of the period will range from 0% to 150% of the award depending on the achievement of the pre-established goals.

Timing of Equity Grants.  Our committee revisited the timing of its equity grant practices to ensure integrity in the timing of granting awards and to ensure that long-term incentive goals are established no later than 90 days after the beginning of the award cycle. Alpha has not timed, and does not intend to time, its release of material non-public information for the purpose of affecting the value of executive compensation.

In 2006, our Compensation Committee approved the grant of long-term incentives to the named executive officers in March. Our Compensation Committee and management believe that employees wish to know their annual compensation close to the commencement of a new year and such compensation should be established in connection with a review of their year-end performance. In order to meet employee expectations and to establish annual compensation closer in time to performance evaluations for the prior year’s performance, our committee has approved making annual grants of long-term incentives, as well as determining all elements of compensation, to our named executive officers and other employees soon after the commencement of a new calendar year. As disclosed above, our committee in January 2007 granted annual equity awards to our named executive officers and other eligible employees.

Executive Stock Ownership Guidelines

To further achieve the objective of more closely aligning the interests of our named executive officers and other key employees with those of our stockholders, our Board approved executive stock ownership guidelines. Our officers are encouraged to accumulate, over a five year period, and maintain equity ownership in Alpha having a value of no less than three times annual base salary, in the case of our Chief Executive Officer, and two times annual base salary, in the case of the other named executive officers. Under the guidelines, our named executive officers and other key employees are recommended not to sell any equity in Alpha until their applicable guideline is achieved (with certain limited exceptions). Equity awards granted as compensation to our named executive officers and key employees are included in determining whether their applicable guidelines are achieved.

Retention Compensation Plan

In November 2005, our Compensation Committee, based on the recommendation of our Chief Executive Officer, adopted the Retention Compensation Plan. At this time, we were having difficulties hiring top talent and our committee and Chief Executive Officer were concerned about retaining our named executive officers and other key employees. In light of these concerns, our committee approved the Retention Compensation Plan which is more fully described in “Additional Information Regarding Our Summary Compensation Table and Grants of Plan-Based Awards Table.” Our former Executive Vice President agreed in connection with his retirement from this position to discontinue his participation in the Retention Compensation Plan.

Deferred Compensation Plan

Our Compensation Committee adopted the Deferred Compensation Plan to permit a select group of management employees to defer receipt of income which would otherwise be payable to them. This plan was approved by our committee as another means by which to retain and attract individuals of exceptional ability by providing them with these benefits. For a more detailed description of this plan, see “Additional Information Regarding Our Nonqualified Deferred Compensation Table.”

Perquisites and Other Benefits

We provide our named executive officers and other key employees with few perquisites and, of those provided, we believe they are reasonable, competitive and consistent with our compensation program. We believe that our perquisites and other programs help us retain our named executive officers and other key employees. Our principal programs are a variable group life insurance program, supplemental disability insurance program and a vehicle allowance (with an associated tax gross-up). For information regarding these programs, see the Summary Compensation Table and “Additional Information Regarding Our Summary Compensation Table and the Grants of Plan-Based Awards Table.”

Employment Termination or Change in Control Arrangements

In addition to the above-described programs, we maintain certain agreements and plans to enable us to retain executive talent by providing them with certain benefits in the event their employment is terminated without cause or in connection with a change in control, among other circumstances.

Our Compensation Committee consulted the outside compensation consultants in connection with determining the market practices of our peers and other companies generally with respect to employment and other severance agreements with their respective executive officers. The outside compensation consultants prepared and provided our committee with peer group data regarding severance arrangements with senior officers at those peers. The consultants also presented survey data to our Compensation Committee which related to executive severance policies and practices of 223 companies. They advised our committee that the proposed agreement terms were consistent with market practices based on the peer and survey data. The survey data showed that 75% of the organizations participating in the survey had an executive severance policy and that, among those companies, such agreements were linked to the function of an executive’s position: with 70% for chief executive officers and 50% for executive and senior vice presidents. The survey data showed that most organizations calculate severance benefits based on pay, with 22% defining pay as base salary and bonus (with this practice most prevalent with organizations with annual sales in excess of $1 billion). Our committee also reviewed survey data relating specifically to severance arrangements not related to a change in control, which survey data consisted of 214 companies. Of these companies, 41% had formal severance programs with the severance benefits most often determined by a fixed multiple of pay. The larger companies (annual revenues between $1 billion and $5 billion) included bonus in the definition of pay for purposes of computing benefits. Additionally, our committee sought the advice from the consultants regarding the appropriate severance multiples described above and other associated severance benefits under each termination scenario.

Based on a review of the above data and discussions with management, our Compensation Committee and the independent members of our Board (in the case of our Chief Executive Officer) approved the following employment and severance arrangements with our named executive officers and other key employees in March 2006:

Employment Agreements with our Chief Executive Officer and President.  For retention purposes, our Compensation Committee determined that it was in our best interests to enter into the Third Amended and Restated Employment Agreement with our Chief Executive Officer (the “CEO Employment Agreement”) and the First Amended and Restated Employment Agreement with our Executive Vice President, who was promoted to the position of President in January 2007 (the “President Employment Agreement;” and together with the CEO Employment Agreement, the “Employment Agreements”). Our Compensation Committee reviewed a tally sheet prepared by the consultant which summarized the costs to the Company under each of the employment termination scenarios set forth in the proposed CEO Employment Agreement. Below is a brief summary of the Employment Agreements. For a more detailed description of these agreements (including definitions of certain terms used therein), see “Additional Information Regarding Our Summary Compensation Table and the Grants of Plan-Based Awards Table” and “Additional Information Regarding the Tables Relating to Potential Payments Upon Termination and Change in Control.”

Our Board and Compensation Committee authorized the Employment Agreements as an inducement for our Chief Executive Officer and President to stay with the Company. Additionally, the agreements provide for payments and benefits to be made to our Chief Executive Officer and President under certain termination circumstances in order to maintain their focus on their respective roles at the Company. The Employment Agreements provide, among other matters, that if such officer’s employment is terminated by us without cause or by such officer for “good reason” other than in connection with a “change in control”, each officer would be entitled to receive, among other payments and benefits after his execution of a general release, two times his (i) base salary and (ii) target bonus.

Rationale for Change in Control Provisions.  Under the Employment Agreements, the executives are entitled to certain payments and benefits in the event their respective employment is terminated in connection with a change in control as provided therein. As discussed earlier, change in control or potential change in control transactions may result in a named executive officer not acting in our best interests by distracting them with the impact of such a transaction upon their personal situation. With the change in control provisions, the Employment Agreements provide our executives with security in the event of a possible termination without cause or demotion and further align their interests with stockholders by accelerating the vesting of any unvested equity. Under the Employment Agreements, if their employment is terminated in connection with a change in control by us without cause or by the officer for good reason, each executive is entitled, among other benefits and payments, after the execution of a general release of claims, to a certain multiple of base salary and target bonus (in the case of our Chief Executive Officer, three and, in the case of our President, two and one-half) as well as a minimum lump-sum cash payment equal to each of their pro-rata target bonus for the year in which the change in control occurs. As described above, the terms of these payments and, in particular, the multiples selected in the agreements, were reviewed by our Compensation Committee with the outside compensation consultants. The consultants advised our committee, based on their review of the peer and survey data, that these provisions were in line with market practices.

Key Employee Separation Plan.  Our Compensation Committee approved the Key Employee Separation Plan (the “Separation Plan”), under which certain of our named executive officers (other than our Chief Executive Officer and President) and other key employees participate. As described above, our committee requested that the outside compensation consultants perform a market analysis of the proposed Separation Plan to determine if it was competitive with the practices of our peers and generally with other companies based on survey data. Our consultants provided our Compensation Committee with peer group and survey data which showed that the proposed Separation Plan was in line with similar arrangements developed with key executives of those companies. For a more detailed description of the Separation Plan (including definitions of certain terms used therein), see “Additional Information Regarding the Tables Relating to Potential Payments Upon Termination and Change in Control.”

Our committee’s rationale for approving the adoption of the Separation Plan was the same for the Employment Agreements. Our committee wished to induce key employees to remain with Alpha and to maintain their focus on their respective job positions in the event of a potential “change in control” transaction. The Separation Plan provides, among other payments and benefits, that in the event of a change in control, participants will be entitled to receive a lump-sum cash payment equal to such participant’s pro-rata target annual bonus for the year in which the change in control occurs. Further, contingent upon a named executive officer’s or other participant’s execution of a general release, non-disparagement and non-competition agreement, in the event the participant’s employment is terminated by us without cause or by the participant for “good reason” in connection with a change in control, the participant will be owed, among other benefits, his or her base salary and target bonus multiplied by the applicable benefit factor (in the case of each of our named executive officers who participates in the Separation Plan, that factor is two). Additionally, if a participant executes a general release, non-disparagement and non-competition agreement and the participant’s employment is terminated by us without cause or by participant for good reason other than in connection with a change in control, the participant will be entitled to receive, among other payments and benefits, his or her base salary and target bonus multiplied by the applicable benefit factor (in the case of each of our named executive officers who participate in the Separation Plan, such factor is one and one-half). For the reasons stated above, our committee determined that the Separation Plan would act to ensure that our named executive officers and other participants acted in our best interests in the event of a potential change in control transaction. Our Compensation Committee, based on its discussions with the outside compensation consultant and our Chief Executive Officer, determined that the Separation Plan was appropriate after reviewing the peer and survey data and the retention objectives of the compensation program.

Tax Considerations

Our Compensation Committee has considered the impact of the applicable tax laws with respect to compensation paid under our plans, arrangements and agreements. As described below, in certain instances, applicable tax laws impose potential penalties on such compensation and/or result in a loss of deduction to us for such compensation.

Section 409A.  Participation in, and compensation paid under, our plans, arrangements and agreements may, in certain instances, result in the deferral of compensation that is subject to the requirements of Section 409A of the Code. To date, the U.S. Treasury Department and Internal Revenue Service have issued only preliminary guidance regarding the impact of Section 409A on our plans, arrangements and agreements. Generally, to the extent that our plans, arrangements and agreements fail to meet certain requirements under Section 409A, compensation earned thereunder may be subject to immediate taxation and tax penalties. It is our intent that our plans, arrangements and agreements will be structured and administered in a manner that complies with the requirements of Section 409A.

Section 162(m).  With certain exceptions, Section 162(m) of the Code limits Alpha’s deduction for compensation in excess of $1 million paid to certain covered employees (generally our Chief Executive Officer and four next highest-paid executive officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m). Our committee reserves the discretion to provide compensation that is both market and performance-based. Time-based restricted stock awards granted under the 2005 Plan do not satisfy the criteria of being performance-based awards under Section 162(m), and, therefore, do not qualify for deduction. The performance shares and bonus awards under the AIB are intended to qualify for deduction under Section 162(m). While our Compensation Committee considers the tax impact of any compensation arrangement, the committee evaluates such impact in light of our overall compensation objectives. Our Compensation Committee reserves the right to approve non-deductible compensation if it believes it is in the best interests of our stakeholders. Additionally, if any provision of a plan or award that is intended to be performance-based, within the meaning of Section 162(m), is later found to not satisfy the conditions of Section 162(m), our ability to deduct such compensation may be limited.

Change in Control Tax Gross-Up.  If a change in control of the Company causes compensation, including performance-based compensation, or awards, including, but not limited to, the AIB awards or performance shares, to be paid or result in accelerating the vesting, a disqualified individual could, in some cases, be considered to have received “parachute payments” within the meaning of Section 280G and Section 4999 of the Code. Pursuant to Section 4999, a disqualified individual can be subject to a 20% excise tax on excess parachute payments. Similarly, under Section 280G, the Company is denied a deduction for excess parachute payments. As indicated above, we have entered into the Employment Agreements and adopted the Separation Plan whereby, if it is determined that any payment or distribution by us to or for the disqualified person’s benefit would constitute an “excess parachute payment,” we will pay to the disqualified person a gross-up payment, subject to certain limitations, such that the net amount retained by the disqualified person after deduction of any excise tax imposed under Section 4999, and any tax imposed upon the gross-up payment, will be equal to such payments or distributions. Gross-up payments will not be deductible by us. Our committee provided for the gross-up provisions in each of the Employment Agreements and Separation Plan after discussions with outside compensation consultants and a review of market practices of our peers.

Summary Compensation Table (2006)(1)

The following Summary Compensation Table sets forth information concerning the compensation paid by us in 2006 to Michael J. Quillen, our principal executive officer, David C. Stuebe, our principal financial officer, our next three most highly compensated executive officers for the last completed fiscal year and one former executive officer of Alpha who retired from his executive position prior to December 31, 2006 (collectively, the “named executive officers”).

				Stock Awards
								Change in
								Pension
							Non-	Value and
							Equity	Nonqualified
							Incentive	Deferred
					All Other		Plan	Compen-	All Other
Name and				Pre-IPO	Stock	Option	Compen-	sation	Compen-
Principal		Salary	Bonus(2)	Shares(3)	Awards(4)	Awards(5)	sation(6)	Earnings	sation(7)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e-1)	(e-2)	(f)	(g)	(h)	(i)	(j)
Michael J. Quillen,	2006	637,943	130,000	4,290,799	918,326	—	522,799	—	86,561	6,586,428
Chairman of the Board and Chief Executive Officer
David C. Stuebe,	2006	298,568	61,760	1,287,288	237,372	50,160	205,411	—	36,732	2,177,291
Vice President, Treasurer and Chief Financial Officer
Kevin S. Crutchfield,	2006	383,862	79,400	2,145,376	381,475	91,423	293,856	—	60,143	3,435,535
President
Michael D. Brown,	2006	324,212	66,300	1,277,674	262,389	163,777	233,000	—	55,641	2,382,993
Former Vice President
Vaughn R. Groves,	2006	218,566	44,880	514,805	177,593	106,967	175,000	—	23,892	1,261,703
Vice President, Secretary and General Counsel
D. Scott Kroh,	2006	321,812	—	1,716,280	—	—	—	—	39,263	2,077,355
Former Executive Vice President(8)

(1)	In addition to the Summary Compensation Table required by the SEC, we are also providing the table below which we believe provides stockholders with useful information to determine our named executive officers’ actual 2006 compensation rather than compensation as recorded for accounting purposes pursuant to FAS 123R. In viewing the table below, please note that (i) we have eliminated the value of restricted stock acquired by our named executive officers in connection with our initial public offering (the “Pre-IPO Shares”) since these shares were exchanged for our named executive officers’ interests in our predecessor (the interests were purchased by the named executive officers in 2003 as an investment), and (ii) the price used to determine the value of the stock awards included in the table (restricted stock granted on March 22, 2006) is based upon the closing market price of our common stock on December 29, 2006 ($14.23 per share) as opposed to the grant price which is used in the Summary Compensation Table (and computed in accordance with accounting and SEC guidelines).

				Stock Awards
								Change in
								Pension
								Value
							Non-	and
							Equity	Nonqualified
							Incentive	Deferred
					All Other		Plan	Compen-	All Other
Name and				Pre-IPO	Stock		Compen-	sation	Compen-
Principal		Salary	Bonus	Shares	Awards	Option Awards	sation	Earnings	sation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e-1)	(e-2)	(f)	(g)	(h)	(i)	(j)
Michael J. Quillen	2006	637,943	130,000	—	617,862	—	522,799	—	86,561	1,995,165
David C. Stuebe	2006	298,568	61,760	—	159,707	50,160	205,411	—	36,732	812,338
Kevin S. Crutchfield	2006	383,862	79,400	—	256,662	91,423	293,856	—	60,143	1,165,346
Michael D. Brown	2006	324,212	66,300	—	176,539	163,777	233,000	—	55,641	1,019,469
Vaughn R. Groves	2006	218,566	44,880	—	119,487	106,967	175,000	—	23,892	688,792
D. Scott Kroh	2006	321,812	—	—	—	—	—	—	39,263	361,075

(2)	This amount is bonus earned in 2006, but not paid until January 2007, under the Retention Compensation Plan dated November 10, 2005, as amended.

(3)	The stock amounts included in this column were originally purchased by our named executive officers in 2003 in our predecessor and exchanged for shares of our common stock in February 2005 (pre-initial public offering). We are separating these shares into a sub-column under “Stock Awards” in order to show the different nature of these stock holdings, which are required to be recorded as compensation for accounting purposes in our 2006 consolidated financial statements, so that our stockholders understand that these shares are not similar in nature (because consideration was paid for them) to the awards granted to our named executive officers under our long-term incentive plans.

The values set forth in this column are based on the amounts recognized for financial statement reporting purposes in 2006 computed in accordance with FAS 123R (disregarding any estimates of forfeitures related to service-based vesting conditions). See Note 18(e) of the consolidated financial statements in Alpha’s Form 10-K regarding assumptions underlying the value of stock awards.

(4)	These amounts relate to restricted stock that was granted on March 22, 2006, as well as certain restricted stock awarded on February 11, 2005 in connection with our initial public offering. The values set forth in this column are based on the amounts recognized for financial statement reporting purposes in 2006 computed in accordance with FAS 123R (disregarding any estimates of forfeitures related to service-based vesting conditions). See Note 18(e) of the consolidated financial statements in Alpha’s Form 10-K regarding assumptions underlying the value of stock awards.

On March 22, 2006, we also granted performance share unit awards to our named executive officers and have determined that the attainment of the performance goals associated with those awards is improbable. As a consequence, under FAS 123R, once we make the determination that attainment of such goals would be improbable, all prior expense is reversed in our financial statements and thus no dollar amount is recognized for financial statement reporting purposes for fiscal year 2006.

(5)	This amount relates to non-qualified stock option awards that were granted on November 10, 2004 and February 14, 2005. The values set forth in this column are based on the amounts recognized for financial statement reporting purposes in 2006 computed in accordance with FAS 123R (disregarding any estimates of forfeitures related to service-based vesting conditions). See Note 18(e) of the consolidated financial statements in Alpha’s Form 10-K regarding assumptions underlying the value of stock option awards.

(6)	Under the AIB Plan, the performance measures are satisfied in 2006, and the awards are earned for 2006, even though payments are made in 2007.

(7)	For Mr. Quillen, the items included in this column are: 401(k) contributions made by us in the aggregate amount of $11,000, a vehicle allowance (and associated tax gross-up), our payment of variable group life insurance and disability insurance premiums and our contributions to his supplemental retirement plan (“SRP”) account under the Deferred Compensation Plan of $42,170.

For Mr. Stuebe, the items included in this column are: 401(k) contributions made by us in the aggregate amount of $11,000, our payment of variable group life insurance premiums, in the aggregate amount, of $10,054, our payment of supplemental disability insurance premiums and our contributions to his SRP account under the Deferred Compensation Plan of $15,073.

For Mr. Crutchfield, the items included in this column are: 401(k) contributions made by us in the aggregate amount of $11,000, a vehicle allowance (and associated tax gross-up), our payment of variable group life insurance and supplemental disability insurance premiums and our contributions to his SRP account under the Deferred Compensation Plan of $23,035.

For Mr. Brown, the items included in this column are: 401(k) contributions made by us in the aggregate amount of $11,000, a vehicle allowance (and associated tax gross-up), our payments of variable group life insurance and supplemental disability insurance premiums and our contributions to his SRP account under the Deferred Compensation Plan of $19,134.

For Mr. Groves, the items included in this column are: 401(k) contributions made by us in the aggregate amount of $11,000, our payment of variable group life insurance and supplemental disability insurance premiums and our contributions to his SRP account under the Deferred Compensation Plan.

For Mr. Kroh, the items included in this column are: 401(k) contributions made by us of $11,000, a vehicle allowance (and associated tax gross-up) and our payment of variable group life and supplemental disability insurance premiums.

For a description of the SRP accounts under the Deferred Compensation Plan and the Deferred Compensation Plan generally, see “Additional Information Regarding Our Nonqualified Deferred Compensation Table.”

(8)	Due to Mr. Kroh’s retirement from his position as Executive Vice President in 2006, he forfeited the restricted stock and performance share awards granted to him in 2006. The awards were comprised of 31,296 shares of restricted stock and 13,414 performance shares (at a target performance level). Since these awards were forfeited, the expense associated with the awards was subsequently reversed in our financial statements and thus no dollar amount is recognized for financial statement reporting purposes for fiscal year 2006.

Grants of Plan-Based Awards (2006)

The following table sets forth each grant of cash- or equity-based awards made to our named executive officers in 2006 under plans established by Alpha.

		Estimated Possible Payouts Under			Estimated Future Payouts Under
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)
								All Other	All Other
								Stock	Option
								Awards:	Awards:		Grant Date
								Number of	Number of	Exercise or	Fair Value
								Shares of	Securities	Base Price	of Stock
								Stock or	Underlying	of Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(3)	Options	Awards	Awards(4)
Name	Date	($)	($)	($)	(#)	(#)	(#)	($)	(#)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Michael J.	—	325,000	650,000	1,300,000	—	—	—	—	—	—	—
Quillen	3/22/06	—	—	—	25,976	32,470	64,940	—	—	—	686,741
	3/22/06	—	—	—	—	—	—	75,765	—	—	1,602,430
David C.	—	115,800	231,600	463,200	—	—	—	—	—	—	—
Stuebe	3/22/06	—	—	—	6,714	8,393	16,786	—	—	—	177,512
	3/22/06	—	—	—	—	—	—	19,584	—	—	414,202
Kevin S.	—	148,875	297,750	595,500	—	—	—	—	—	—	—
Crutchfield	3/22/06	—	—	—	10,791	13,489	26,978	—	—	—	285,292
	3/22/06	—	—	—	—	—	—	31,473	—	—	665,654
Michael D.	—	124,313	248,625	497,250	—	—	—	—	—	—	—
Brown	3/22/06	—	—	—	7,421	9,276	18,552	—	—	—	196,187
	3/22/06	—	—	—	—	—	—	21,648	—	—	457,855
Vaughn R.	—	84,150	168,300	336,600	—	—	—	—	—	—	—
Groves	3/22/06	—	—	—	5,025	6,281	12,562	—	—	—	132,843
	3/22/06	—	—	—	—	—	—	14,652	—	—	309,890
D. Scott Kroh	—	65,625	131,250	262,500	—	—	—	—	—	—	—
	3/22/06(5)	—	—	—	10,731	13,414	26,828	—	—	—	283,706
	3/22/06(5)	—	—	—	—	—	—	31,296	—	—	661,910

(1)	The amounts shown under the columns relate to bonuses to be paid in 2007, if earned in 2006, under the AIB. For the actual amount of the 2006 AIB awards paid to our named executive officers, see the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	The number of performance shares earned under the 2005 Plan will be based upon a three-year performance cycle as more fully described in “Additional Information Regarding Our Summary Compensation Table and the Grants of Plan-Based Awards Table.”

(3)	The amount set forth herein represents the number of shares of restricted stock granted to each of our named executive officers in 2006 under the 2005 Plan.

(4)	The full grant date fair value calculations are computed in accordance with FAS 123R for the restricted stock and performance share awards granted in 2006 under the 2005 Plan (disregarding any estimates of forfeitures related to service-based vesting conditions). The calculation relating to the performance share awards was based on the target performance share number because this represents the number of shares being accounted for by us currently in our financial statements and in accordance with FAS 123R. See Note 18(e) of the consolidated financial statements in Alpha’s 10-K regarding assumptions underlying the value of these awards.

(5)	Due to Mr. Kroh’s retirement from his position as Executive Vice President in 2006, he forfeited the restricted stock and performance share awards granted to him in 2006. These awards were comprised of 31,296 shares of restricted stock and 13,414 performance shares (at a target performance level).

Additional Information Regarding Our Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Contracts

Third Amended and Restated Employment Agreement with Michael J. Quillen.  Our indirect wholly-owned subsidiary, Alpha Natural Resources Services, LLC (“Alpha Services”), entered into a Third Amended and Restated Employment Agreement with Mr. Quillen, as amended on February 26, 2007, to serve as our Chief Executive Officer, and to be nominated for re-election to our Board, which agreement became effective as of January 1, 2006. The current term of Mr. Quillen’s employment agreement ends on December 31, 2007, and the agreement term automatically renews for successive annual terms unless terminated by Mr. Quillen or us in advance of the end of the initial term or any renewal term.

Pursuant to the employment agreement, Mr. Quillen is entitled to the following: (i) a minimum annual base salary of $650,000, (ii) an annual bonus targeted at 100% of his then current base salary, with a maximum target bonus opportunity of 200% of his then current base salary, based upon achievement of certain performance and other goals, (iii) participation in our Retention Compensation Plan on the same basis as his direct reports, (iv) participation in our long-term incentive plans and provided further that each time our Compensation Committee or Board awards any equity securities to any senior executive officers reporting directly to Mr. Quillen, other than inducement awards to potential new employees, Mr. Quillen will receive an equity award of the same type of security granted to his direct reports targeted at 150% of the highest number of such security granted to a direct report, (v) four weeks of paid vacation, (vi) reimbursement of business expenses, and (vii) participation in our benefit plans on the same basis as other employees.

Mr. Quillen is also entitled to certain payments upon the occurrence of a change in control or certain employment termination events, including his resignation for “good reason” and termination without “employer cause.” These events and the related payouts to which Mr. Quillen may be entitled are discussed in detail under “Additional Information Regarding the Tables Relating to Potential Payments Upon Termination or Change in Control.”

Employment Agreement with Kevin S. Crutchfield.  Alpha Services entered into an Employment Agreement with Mr. Crutchfield, as amended on February 26, 2007, to serve as our President, which agreement became effective as of January 1, 2006. The current term of Mr. Crutchfield’s employment agreement ends on December 31, 2007, and the agreement term automatically renews for successive annual terms unless terminated by Mr. Crutchfield or us in advance of the end of the initial term or any renewal term.

Pursuant to the employment agreement, Mr. Crutchfield is entitled to the following: (i) a minimum annual base salary of $525,000, (ii) an annual bonus with a threshold pay-out opportunity of 45% of his then current base salary, a target pay-out opportunity of 90% of his then current base salary, and a maximum bonus opportunity of 180% of his then current base salary, based upon achievement of certain performance and other goals, (iii) participation in our Retention Compensation Plan, (iv) participation in our long-term incentive plans, (v) four weeks of paid vacation, (vi) reimbursement of business expenses, and (vii) participation in our benefit plans on the same basis as other employees.

Mr. Crutchfield is also entitled to certain payments upon the occurrence of a change in control or certain employment termination events, including his resignation for “good reason” and termination without “employer cause.” These events and the related payouts to which Mr. Crutchfield may be entitled to are discussed under “Additional Information Regarding the Tables Relating to Potential Payments Upon Termination or Change in Control.”

Separation Letter Agreement with Mr. Kroh.  On March 31, 2004, our wholly-owned subsidiary, Alpha Coal Sales Co., LLC, entered into an Amended and Restated Employment Agreement with D. Scott Kroh to serve as our Executive Vice President and President of Alpha Coal Sales. On September 1, 2006, Mr. Kroh resigned from his positions as Executive Vice President of Alpha and President and Manager of Alpha Coal Sales and any other position he held with us and our subsidiaries as an officer, director or manager, and remained an employee of Alpha through December 31, 2006. In connection with his resignation from such positions and as of the date thereof, we entered into a letter agreement with Mr. Kroh, pursuant to which, among other things, (i) his employment agreement was terminated, (ii) he remained eligible to participate in the AIB for the period from January 1, 2006 through August 31, 2006, (iii) he agreed to surrender all awards previously granted to him under our 2005 Plan, (iv) he acknowledged that he was not entitled to any benefits under the Retention Compensation Plan, and (v) he retained all restricted stock awarded to him in connection with our initial public offering, subject to the terms of the Stockholders’ Agreement described under “Compensation Committee Interlocks and Insider Participation.” Additionally, the letter agreement, dated March 11, 2003, between Mr. Kroh and Alpha Natural Resources, LLC was also affirmed and remains in effect which provides that Mr. Kroh may continue to engage in the business of waste coal, gob, slurry material and/or limestone processing through Robindale Energy Services Inc. (and its subsidiary) and Canoe Valley Limestone LLC, in accordance with the terms of such letter agreement. The transactions between us and these companies in 2006 are described in “Transactions with Related Persons.”

Retention Compensation Plan

We maintain the Retention Compensation Plan which provides each named executive officer with the following: a payment equal to 20% of his 2006 annual base salary in January 2007, a payment equal to 30% of his 2007 annual base salary in January 2008 and a payment equal to 50% of his 2008 annual base salary in January 2009, provided that such officer is employed by Alpha on the relevant payment date.

Stock Options, Performance Shares and Restricted Stock

We have adopted the 2005 Plan, and have assumed the Amended and Restated 2004 Long-Term Incentive Plan (the “2004 Plan”), which provide for a variety of awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Code), stock appreciation rights, restricted stock awards, dividend equivalents, performance-based awards and other stock-based awards. These plans provide that our Compensation Committee will determine, in its discretion, any awards and specify in each agreement evidencing an award the effect on the award, if any, of the termination of employment of the award recipient or of a “change in control” of Alpha. The effects of an employment termination or change in control on any of these awards are discussed in detail in “Additional Information Regarding the Tables Relating to Potential Payments Upon Termination or Change in Control.”

During 2004 and 2005, we issued non-qualified stock options under both the 2004 Plan and the 2005 Plan. Each outstanding stock option issued to our named executive officers under the plans has been issued pursuant to an option agreement that provides for vesting over a five year period, with 20% vesting on each of the first, second, third, fourth and fifth anniversaries of the grant date while the executive continues to be employed by us.

During 2006, we granted restricted stock awards and performance share awards under the 2005 Plan. Our named executive officers were granted performance share awards entitling them to receive shares of our common stock following the end of a three year performance period that commenced on January  1, 2007, with the payout, if earned, of shares of stock following the end of the performance period to be based on an amount equal to a percentage of the executive’s annual base salary multiplied by a percentage ranging from 0% to 200% determined by the extent to which we achieve targeted growth in operating income and ROIC during the performance period. Each of the performance share awards granted to these executives has been awarded pursuant to a performance share award agreement, which provides that the executive will not be entitled to receive any shares or other compensation with respect to the performance share awards if the executive ceases to be employed by us prior to the date shares of stock are issued to the executive following the end of the performance period, except under certain circumstances which are described under “Additional Information Regarding the Tables Relating to Potential Payments Upon Termination or Change in Control.”

In 2006, our named executive officers were granted restricted stock awards under our 2005 Plan. These awards were made pursuant to restricted stock agreements that provide for vesting over a three year period, with one-third of the shares vesting on each of the first, second and third anniversaries of January 1, 2006. The agreements provide that all unvested shares are automatically forfeited on the date the executive ceases to be employed by us, except upon certain circumstances which are described under “Additional Information Regarding the Tables Relating to Potential Payments Upon Termination or Change in Control.”

IPO Restricted Stock Awards.  In connection with our internal restructuring and initial public offering in late 2004, each of our named executive officers was awarded shares of restricted stock, subject to the terms of a Stockholders’ Agreement, which has subsequently been amended, among Alpha, certain institutional former holders of our common stock and our management stockholders. Messrs. Quillen, Stuebe, Crutchfield, Brown, Groves and Kroh received 225,831.50, 67,752.00, 112,914.50, 67,246.00, 27,095.00, and 90,330.50 shares, respectively, at a value per share of $19.00. The restrictions on these shares lapsed in two installments on December 31, 2005 and December 31, 2006. All of these shares are now held free of any restrictions by each of our named executive officers.

Annual Incentive Bonus Plan

As described under “Compensation Discussion and Analysis,” each of our named executive officers, as well as other executive officers and key employees, are eligible to participate in the AIB. Upon our achievement of certain pre-established financial performance goals, each of the participants shall be eligible to receive a cash bonus based upon their annual base salary. Achievement of the financial performance goals is measured following the completion of the year and payment of any earned bonuses is generally made within the first quarter of the year following the measurement period. In order to be eligible to receive a cash bonus under the AIB, the participant must generally be employed through the end of the year. However, in the event that a participant in the AIB terminates his or her employment during a given year as a result of retirement, death or permanent disability, our Compensation Committee, upon advice of management and in consultation with the full Board, if advisable, may approve the payment of a pro-rata portion of his or her target bonus.

Perquisites and Other Benefits

We offer certain limited perquisites and other benefits to our named executive officers and certain other employees as described below:

Variable Group Life Insurance.  We provide our named executive officers and certain other employees with an enhanced life insurance benefit in which their life insurance coverage is three times annual base salary up to a $2 million maximum.

Supplemental Disability Insurance (“SDIP”).  We also pay the premiums for income protection insurance coverage for our named executive officers and selected key employees, which complements our current optional group long-term disability coverage by providing additional protection against the financial impacts of a disability. Under our optional long-term disability program, we and the employee equally split the premium cost and, to receive the SDIP benefit, an eligible employee does not have to be enrolled in the optional group long-term disability coverage. The SDIP provides a monthly benefit in the event of a disability, which, in concert with the optional long-term disability program, enables our named executive officers and other key employees to protect up to 60% of their total income, including base salary and eligible bonus compensation.

Vehicle Allowance.  Certain of our named executive officers and other employees receive a vehicle allowance benefit of $1,200 per month (with an associated tax gross-up).

Outstanding Equity Awards at Fiscal Year-End (2006)

The following table sets forth all unexercised options and stock awards, which have not vested, that were granted to our named executive officers and outstanding as of December 31, 2006.

Option Awards						Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
			Equity					Awards:	Market or
			Incentive					Number of	Payout
			Plan			Number	Market	Unearned	Value of
			Awards:			of	Value of	Shares,	Unearned
	Number of	Number of	Number			Shares or	Shares or	Units or	Shares,
	Securities	Securities	of Securities			Units of	Units of	Other	Units or
	Underlying	Underlying	Underlying			Stock	Stock	Rights	Other
	Unexercised	Unexercised	Unexercised	Option		That	That	That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested(3)	Vested(4)	Vested(5)	Vested(4)
Name	Exercisable(1)	Unexercisable(2)	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Michael J.	—	—	—	—	—	75,765	1,078,136	—	—
Quillen	—	—	—	—	—	—	—	25,976	369,638
David C.	8,000	32,000	—	19.00	2/13/2015	—	—	—	—
Stuebe	—	—	—	—	—	19,584	278,680	—	—
	—	—	—	—	—	—	—	6,714	95,546
Kevin S.	14,581	58,324	—	19.00	2/13/2015	—	—	—	—
Crutchfield	—	—	—	—	—	31,473	447,861	—	—
	—	—	—	—	—	—	—	10,791	153,559
Michael D.	25,136	37,705	—	12.73	11/10/2014	—	—	—	—
Brown	8,000	32,000	—	19.00	2/13/2015	—	—	—	—
	—	—	—	—	—	21,648	308,051	—	—
	—	—	—	—	—	—	—	7,421	105,598
Vaughn R.	6,368	18,852	—	12.73	11/10/2014	—	—	—	—
Groves		32,000	—	19.00	2/13/2015	—	—	—	—
	—	—	—	—	—	14,652	208,498	—	—
	—	—	—	—	—	—	—	5,025	71,503
D. Scott Kroh(6)	—	—	—	—	—	—	—	—	—

(1)	Below is the vesting information for options that are exercisable as of December 31, 2006:

	Vesting	Number of
Name	Date	Shares	Awards

David C. Stuebe	2/14/2006	8,000	8,000
Kevin S. Crutchfield	2/14/2006	14,581	14,581
Michael D. Brown	11/10/2005	12,568
	11/10/2006	12,568	25,136
	2/14/2006	8,000	8,000
Vaughn R. Groves	11/10/2005	84
	11/10/2006	6,284	6,368

(2)	Below is the vesting information for options that are unexercisable as of December 31, 2006:

	Vesting	Number of
Name	Date	Shares	Awards

David C. Stuebe	2/14/2007	8,000
	2/14/2008	8,000
	2/14/2009	8,000
	2/14/2010	8,000	32,000
Kevin S. Crutchfield	2/14/2007	14,581
	2/14/2008	14,581
	2/14/2009	14,581
	2/14/2010	14,581	58,324
Michael D. Brown	2/14/2007	8,000
	2/14/2008	8,000
	2/14/2009	8,000
	2/14/2010	8,000	32,000
	11/10/2007	12,568
	11/10/2008	12,568
	11/10/2009	12,569	37,705
Vaughn R. Groves	2/14/2007	8,000
	2/14/2008	8,000
	2/14/2009	8,000
	2/14/2010	8,000	32,000
	11/10/2007	6,284
	11/10/2008	6,284
	11/10/2009	6,284	18,852

(3)	Below is the vesting information for shares of restricted stock that are outstanding as of December 31, 2006:

	Vesting	Number of
Name	Date	Shares	Awards

Michael J. Quillen	1/3/2007	25,252
	1/3/2008	25,252
	1/3/2009	25,261	75,765
David C. Stuebe	1/3/2007	6,527
	1/3/2008	6,527
	1/3/2009	6,530	19,584
Kevin S. Crutchfield	1/3/2007	10,489
	1/3/2008	10,489
	1/3/2009	10,495	31,473
Michael D. Brown	1/3/2007	7,215
	1/3/2008	7,215
	1/3/2009	7,218	21,648
Vaughn R. Groves	1/3/2007	4,883
	1/3/2008	4,883
	1/3/2009	4,886	14,652

(4)	This value was calculated based on a market price of $14.23 per share, the closing market price per share of Alpha’s common stock on December 29, 2006. In the case of column (j), the payout value reported is based on achieving performance goals at a threshold level.

(5)	This column shows the number of unvested performance shares as of December 31, 2006. The scheduled vesting date for each of these performance share awards is January 3, 2009, assuming the achievement of pre-established performance objectives. The performance share amounts presented are based on achieving performance goals at threshold levels.

(6)	Due to Mr. Kroh’s retirement from his position as Executive Vice President in 2006, he forfeited the restricted stock and performance share awards granted to him in 2006. These awards consisted of 31,296 shares of restricted stock and 13,414 performance shares at a target performance level.

Option Exercises and Stock Vested (2006)

The following table sets forth information concerning each exercise of stock options and the vesting of restricted stock awards during 2006.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares	Value
	Acquired on	Value Realized on	Acquired on	Realized on
	Exercise	Exercise(1)	Vesting	Vesting(2)
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Michael J. Quillen	—	—	225,832	3,213,582
David C. Stuebe	—	—	67,752	964,111
Kevin S. Crutchfield	—	—	112,915	1,606,773
Michael D. Brown	—	—	67,246	956,911
Vaughn R. Groves	8,000	24,000	27,095	385,562
D. Scott Kroh	—	—	90,331	1,285,403

(1)	The value realized upon exercise of an option is based on the difference between the market price per share of the underlying stock at exercise and the exercise price per share of the options.

(2)	The restricted stock vested on December 31, 2006. The value realized upon vesting of the restricted stock is based on the closing market price of our common stock on the last trading day prior to the vesting date, December 29, 2006.

Nonqualified Deferred Compensation (2006)

The following table sets forth information concerning each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

					Aggregate
	Executive	Registrant	Aggregate		Balance
	Contributions in	Contributions in	Earnings	Aggregate	at Last
	Last Fiscal	Last Fiscal	in Last Fiscal	Withdrawals/	Fiscal Year
	Year	Year(1)	Year(2)	Distributions(3)	End
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)
Michael J. Quillen	—	42,170	5,226	—	144,669
David C. Stuebe	—	15,073	1,785	—	48,452
Kevin S. Crutchfield	—	23,035	3,747	—	96,852
Michael D. Brown	—	19,134	2,037	—	57,906
Vaughn R. Groves	—	8,957	1,192	—	31,677
D. Scott Kroh(4)	—	—	2,784	—	—

(1)	The SRP accounts under the Deferred Compensation Plan were established to assist the named executive officers, among others, in saving towards retirement in the event that such person is limited to the amount of his 401(k) contribution due to Internal Revenue Service regulations. Our contributions in 2006 to each named executive officer’s SRP account are also included in the “All Other Compensation” column of the Summary Compensation Table.

(2)	Earnings under the SRP accounts are calculated using the Moody’s AAA corporate bond rate which is selected by us and may not be changed without the approval of our Compensation Committee. This percentage is applied to the amount currently in the SRP account for each individual named executive officer. Since these earnings are not “above market” or preferential, the 2006 earnings are not reported in the Summary Compensation Table.

(3)	There have been no withdrawals or distributions from any plans in 2006.

(4)	Mr. Kroh retired from his position as Executive Vice President in 2006. Under the Deferred Compensation Plan, a participant must complete five years of service with us to become 100% vested in Company contributions to their SRP account. Since Mr. Kroh did not complete five years of service with us in his former position, he forfeited all Company contributions made to him in the SRP account. Mr. Kroh did not have any other funds in accounts established under the Deferred Compensation Plan.

Additional Information Regarding Our Nonqualified Deferred Compensation Plan Table

Deferred Compensation Plan

We currently maintain the Alpha Natural Resources, Inc. and Subsidiaries Deferred Compensation Plan. The purpose of this plan is assist us in retaining and attracting key executives and select employees by providing them with an opportunity to defer all or a portion of their income. Under the plan, an eligible employee may defer all or a portion of any bonus or incentive compensation he or she would have otherwise received during the year. This deferred compensation is 100% vested upon deferral and may be held in either a retirement account or in-service account for payout at a later date. The plan also includes a SRP account feature that provides benefits that would otherwise be denied participants by reason of certain limitations in the Code. Pursuant to this feature of the plan, we make an annual contribution to the SRP accounts of participants that is equal to (i) 3% of his or her total annual compensation for the prior year in excess of the compensation limits established by the Internal Revenue Service relating to tax-qualified pension or profit sharing plans, plus (ii) 50% of the bonus or incentive compensation the participant deferred in the prior year (not to exceed 2% of his or her annual compensation for the prior year in excess of the compensation limits), plus (iii) an amount determined by our Compensation Committee to equal the contributions we otherwise would have made to other Company-sponsored benefit plans. The amounts credited to a participant’s supplemental retirement account vest upon completion of five years of service with us and are distributable to the participant after termination of his or her employment.

Potential Payments Upon Termination or Change in Control

The following tables set forth information concerning the change in control and severance payments to be made to each of our named executive officers in connection with a change in control or termination of employment, presuming a termination or change in control date of December 31, 2006 and a valuation of our common stock based on its closing market price on December 29, 2006 of $14.23 per share.

The payments and benefits detailed in the tables below are in addition to any payments and benefits under our plans or arrangements which are offered or provided generally to all salaried employees on a nondiscriminatory basis and any accumulated vested benefits for each named executive officer including, without limitation, under our Deferred Compensation Plan (which are shown in the Nonqualified Deferred Compensation Table) and any stock options vested as of December 31, 2006 (which are shown in the Outstanding Equity Awards at Fiscal Year-End Table).

A description of the plans, arrangements and agreements covered by the following tables and which provide for payments or benefits in connection with termination of employment or a change in control are described under “Additional Information Regarding the Tables Relating to Potential Payments Upon Employment Termination or Change in Control.”

The explanatory footnotes relating to the tables below are set forth after the table for Mr. Groves.

Michael J. Quillen

							Termination in
					Termination		Connection
					without		with a
	Voluntary	Normal		Termination	Cause or for		Change in
	Termination	Retirement		for Cause	Good Reason		Control(1)		Death		Disability
	(In dollars)

Compensation
Base Salary	—	—		—	1,300,000		1,950,000		—		—
Target Bonus	—	—		—	1,300,000		1,950,000		—		—
Short Term Incentive	—	—		—	650,000		650,000		650,000		650,000
Long Term Incentives	—	—		—	—		—		—		—
Stock Options- Unvested & Accelerated	—	—		—	—		—		—		—
Restricted Stock- Unvested & Accelerated	—	—		—	359,336	(2)	1,078,136		1,078,136		1,078,136
Performance Shares	—	154,016	(3)	—	154,016	(2)(4)	462,048		154,016	(4)	154,016	(4)
Benefits and Perquisites	—	—		—	—		—		—		—
Health & Dental Insurance(5)	—	—		—	23,800		37,100		—		—
Supplemental Disability	—	—		—	—		—		—		456,300	(6)
Retiree Medical(7)	—	—		—	—		—		—		—
Life Insurance	—	—		—	24,600	(8)	37,800	(8)	975,000	(9)	—
Outplacement	—	—		—	—		15,000		—		—
280G Tax Gross Up(10)	—	—		—	—		2,153,739		—		—

David C. Stuebe

							Termination in
					Termination		Connection
					without		with a
	Voluntary	Normal		Termination	Cause or for		Change in
	Termination	Retirement		for Cause	Good Reason		Control(1)		Death		Disability
	(In dollars)

Compensation
Base Salary	—	—		—	463,200		617,600		—		—
Target Bonus	—	—		—	347,400		463,200		—		—
Short Term Incentive	—	—		—	231,600		231,600		—		—
Long Term Incentives	—	—		—	—		—		—		—
Stock Options- Unvested & Accelerated(10)	—	—		—	—		—		—		—
Restricted Stock- Unvested & Accelerated	—	—		—	92,879	(2)	278,680		278,680		278,680
Performance Shares	—	39,811	(3)	—	39,811	(2)(4)	119,432		39,811	(4)	39,811	(4)
Benefits and Perquisites	—	—		—	—		—		—		—
Health & Dental Insurance(5)	—	—		—	—		—		—		—
Supplemental Disability	—	—		—	—		—		—		27,600	(6)
Retiree Medical(7)	—	—		—	—		—		—		—
Life Insurance	—	—		—	—	(8)	—	(8)	463,500	(9)	—
Outplacement	—	—		—	15,000		15,000		—		—
280G Tax Gross Up(10)	—	—		—	—		560,091		—		—

Kevin S. Crutchfield

							Termination
							in
					Termination		Connection
					without		with a
	Voluntary	Normal		Termination	Cause or for		Change in
	Termination	Retirement		for Cause	Good Reason		Control(1)		Death		Disability
	(In dollars)

Compensation
Base Salary	—	—		—	595,500		794,000		—		—
Target Bonus	—	—		—	446,625		595,500		—		—
Short Term Incentive	—	—		—	297,750		297,750		297,750		297,750
Long Term Incentives	—	—		—	—		—		—		—
Stock Options- Unvested & Accelerated(10)	—	—		—	—		—		—		—
Restricted Stock- Unvested & Accelerated	—	—		—	149,258	(2)	447,861		447,861		447,861
Performance Shares	—	63,983	(3)	—	63,983	(2)(4)	191,948		63,983	(4)	63,983	(4)
Benefits and Perquisites	—	—		—	—		—		—		—
Health & Dental Insurance(5)	—	—		—	17,600		17,600		—		—
Supplemental Disability	—	—		—	—		—		—		449,300	(6)
Retiree Medical(7)	—	—		—	—		—		—		—
Life Insurance	—	—		—	5,600	(8)	5,600	(8)	595,500	(9)	—
Outplacement	—	—		—	—		15,000		—		—
280G Tax Gross Up(10)	—	—		—	—		—		—		—

Michael D. Brown

							Termination
							in
					Termination		Connection
					without		with a
	Voluntary	Normal		Termination	Cause or for		Change in
	Termination	Retirement		for Cause	Good Reason		Control(1)		Death		Disability
	(In dollars)

Compensation
Base Salary	—	—		—	497,250		663,000		—		—
Target Bonus	—	—		—	372,938		497,250		—		—
Short Term Incentive	—	—		—	248,625		248,625		—		—
Long Term Incentives	—	—		—	—		—		—		—
Stock Options- Unvested & Accelerated	—	—		—	—		—		—		—
Restricted Stock- Unvested & Accelerated	—	—		—	102,669	(2)	308,051		308,051		308,051
Performance Shares	—	43,999	(3)	—	43,999	(2)(4)	131,997		43,999	(4)	43,999	(4)
Benefits and Perquisites	—	—		—	—		—		—		—
Health & Dental Insurance(5)	—	—		—	17,600		17,600		—		—
Supplemental Disability	—	—		—	—		—		—		1,378,500	(6)
Retiree Medical(7)	—	—		—	—		—		—		—
Life Insurance	—	—		—	2,800	(8)	2,800	(8)	497,500	(9)	—
Outplacement	—	—		—	15,000		15,000		—		—
280G Tax Gross Up(10)	—	—		—	—		666,996		—		—

Vaughn R. Groves

							Termination
							in
					Termination		Connection
					without		with a
	Voluntary	Normal		Termination	Cause or for		Change in
	Termination	Retirement		for Cause	Good Reason		Control(1)		Death		Disability
	(In dollars)

Compensation
Base Salary	—	—		—	336,600		448,800		—		—
Target Bonus	—	—		—	252,450		336,600		—		—
Short Term Incentive	—	—		—	168,300		168,300		—		—
Long Term Incentives	—	—		—	—		—		—		—
Stock Options- Unvested & Accelerated	—	—		—	—		—		—
Restricted Stock- Unvested & Accelerated	—	—		—	69,485	(2)	208,498		208,498		208,498
Performance Shares	—	29,793	(3)	—	29,793	(2)(4)	89,379		29,793	(4)	29,793	(4)
Benefits and Perquisites	—	—		—	—		—		—		—
Health & Dental Insurance(5)	—	—		—	17,600		17,600		—		—
Supplemental Disability	—	—		—	—		—		—		1,011,900	(6)
Retiree Medical(7)	—	—		—	—		—		—		—
Life Insurance	—	—		—	2,500	(8)	2,500	(8)	337,000	(9)	—
Outplacement	—	—		—	15,000		15,000		—		—
280G Tax Gross Up(10)	—	—		—	—		456,774		—		—

Footnotes to the Tables

(1)	Additionally, upon a change in control, our named executive officers would receive certain payments regardless of employment termination, which payments consist of (i) acceleration of any unvested restricted stock and performance share awards (at a target performance level) and (ii) a pro-rata change in control bonus which is described more fully in “Additional Information Regarding the Tables Relating to Potential Payments Upon Employment Termination or Change in Control.” The amounts are reflected in the tables under the heading “Termination in Connection with a Change in Control.”

(2)	Since these awards were granted on or prior to the effective dates of the Employment Agreements and the Separation Plan, the terms of the applicable award agreements govern the effect on the awards of a change in control or employment termination. In the case of a termination of employment by the executive for “good reason,” the executive would forfeit the unvested amount of the applicable award on the termination date.

(3)	The amounts reflect an assumption that our Compensation Committee has approved the termination as a “retirement” event.

(4)	The amounts reflect an assumption that performance was achieved at the target award level.

(5)	For Messrs. Quillen, Crutchfield, Brown and Groves, “Health & Dental” benefit expense reflects cumulative COBRA costs for applicable continuation period based on 2007 COBRA rates which are adjusted for expected increases in 2008 and 2009. For 2008, the adjustment for the expected increase is 8.5% for medical, 6.0% for dental, and 2.9% for vision. For 2009, the adjustment for the expected increase is 7.0% for medical, 5.5% for dental, and 2.4% for vision (which would only apply in the case of Mr. Quillen). In the case of Mr. Stuebe, he is older than age 65 and thus he would not be entitled to the additional health and life benefits set forth in the Separation Plan.

(6)	These amounts represent the expected cumulative monthly benefit payments (to be paid by the issuing insurance company), for the maximum duration under the terms of the policy for each individual. The maximum duration is based on the age of the insured as of the date of disability such that each of Messrs. Quillen, Crutchfield, Brown and Groves would be entitled to receive benefits until age 65 (should they remain disabled until such age). In the case of Mr. Stuebe, he would be entitled to benefits for 24 months because of his age as of December 31, 2006.

(7)	As of December 31, 2006, each of Messrs. Quillen, Crutchfield, Brown and Groves do not meet the eligibility criteria for retiree medical coverage and thus coverage also would not be available to their respective spouses.

(8)	Life insurance expense represents the sum of monthly premiums to be paid by us.

(9)	Life insurance expense represents the net lump sum benefit payable by the insurance carrier under the terms of the insurance policy. The benefit for the executive/manager class is three times annual base salary, while the coverage for all other salaried employees is one and one-half times annual base salary. The amounts reflected in the table show the difference between the executive/manager benefit and the benefit payable to all other salaried employees.

(10)	For purposes of the “280G Tax Gross-Up,” we assumed the value of the non-competition covenant in each of the Employment Agreements and the Separation Plan to be zero.

Mr. Kroh retired from his position as Executive Vice President on September 1, 2006. In connection with his retirement, we agreed that he would be eligible to participate in the AIB for that portion of 2006 during which he served as an officer of Alpha, which amount was determined in February 2007 to be zero. Additionally, he surrendered all awards previously granted to him under the 2005 Plan (31,296 shares of restricted stock and 13,414 performance shares (at a target level)). Mr. Kroh further acknowledged that he would not be entitled to any benefits under the Retention Compensation Plan. Alpha also agreed that Mr. Kroh would continue to vest in his Pre-IPO Shares in accordance with their vesting schedule, which shares became fully vested on December 31, 2006. For a description of Mr. Kroh’s separation letter agreement with us, see “Additional Information Regarding Our Summary Compensation Table and Grants of Plan-Based Awards Table.”

Additional Information Regarding the Tables Relating to Potential Payments Upon Employment Termination or Change in Control

The following narrative is provided to describe the plans, arrangements, and agreements that relate to the potential payments set forth in the tables above.

Employment Agreements.

Certain terms of Messrs. Quillen’s and Crutchfield’s employment relationships with us are described in “Additional Information Regarding Our Summary Compensation Table and Grants of Plan-Based Awards Table.” Additionally, the employment agreements with Messrs. Quillen and Crutchfield provide for certain additional payments to them under circumstances such as their resignation for good reason, employment termination without employer cause or upon a “change in control.”

Messrs. Quillen’s and Crutchfield’s employment agreements provide that in the event of a change in control, each executive will receive a minimum lump-sum payment equal to his pro-rata target bonus for the year in which the change in control occurs, which is based on the portion of the year, that such executive was employed by us prior to the change in control.

In general, we may terminate either Mr. Quillen’s or Mr. Crutchfield’s employment at any time and for any reason and either of them may resign at any time and for any reason, subject to applicable notice periods. If either Mr. Quillen or Mr. Crutchfield retires, elects not to renew the term of the agreement or voluntarily terminates (other than for good reason), or is terminated by us for employer cause, he will be entitled, subject to his execution of a release, to the following: (i) any accrued base salary and other amounts accrued and/or owing to him, (ii) if applicable, retiree medical benefits under our retiree medical benefit plan, and (iii) such other amounts as determined by our Compensation Committee or Board.

If either Mr. Quillen’s or Mr. Crutchfield’s employment terminates due to permanent disability or death, he (or his estate) will be entitled to the following: (i) any accrued base salary and other amounts accrued and/or owing to him, (ii) a pro-rata share of any individual bonuses or individual incentive compensation, based on target levels set for such bonuses and the portion of the year in which he was employed by us, and (iii) if applicable, retiree medical benefits under our retiree medical benefit plan.

If either Mr. Quillen or Mr. Crutchfield resigns for good reason or we terminate his employment without cause (including not renewing the term), he will be entitled, subject to his execution of a release, to the following:

(i) a multiple times his base salary and target bonus (two times for Mr. Quillen, and one and one-half for Mr. Crutchfield which was amended on February 26, 2007, to be two) which will generally be paid in equal installments in accordance with our customary payroll practices during the period commencing on the effective date of employment termination and ending on the earlier to occur of (A) the 24-month anniversary of the effective date of employment termination or (B) the date he violates the intellectual property, confidentiality, non-competition or non-solicitation covenants of the employment agreement;

(ii) a lump sum payment of his pro-rata share of any individual bonuses or individual incentive compensation, based on target levels set for such bonuses and the portion of the year in which he was employed by us;

(iii) any accrued base salary and other amounts accrued and/or owing to him; and

(iv) certain health and welfare benefits until the earlier to occur of: (x) his reaching the age of 65, (y) his obtaining substantially similar benefits from another employer, or (z) in the case of Mr. Quillen, the 24-month anniversary of the employment termination date, and in the case of Mr. Crutchfield, the expiration of the COBRA continuation period (generally 18 months).

If either Mr. Quillen’s or Mr. Crutchfield’s employment is terminated during the 90 days prior to, on or within one year after a change in control by either of them for good reason or us other than for (x) employer cause, (y) death or (z) permanent disability, each of them will be entitled, subject to his execution of a release, to the following:

(i) a lump sum payment equal to a multiple of his base salary and target bonus (three times, in the case of Mr. Quillen, and two times in the case of Mr. Crutchfield which was amended on February 26, 2007 to be two and one-half);

(ii) a lump sum payment of a pro-rata share of any individual bonuses or individual incentive compensation, based on target levels set for such bonuses and the portion of the year in which he was employed by us;

(iii) any accrued base salary and other amounts accrued and/or owing to him;

(iv) certain health and welfare benefits until the earlier to occur of: (x) his reaching the age of 65, (y) his obtaining substantially similar benefits from another employer, or (z) in the case of Mr. Quillen, the 36-month anniversary of the employment termination date, and in the case of Mr. Crutchfield, the expiration of the COBRA continuation period;

(v) a cash payment equal to the difference between the present value of any accrued pension benefits under our pension plans and the present value of the accrued pension benefits to which he would have been entitled to under the pension plans if he had continued participation in those plans for the applicable service period after the employment termination date (36 months for Mr. Quillen and 24 months for Mr. Crutchfield); and

(vi) a cash payment of $15,000 to cover outplacement assistance services and other expenses associated with seeking another position.

All of the above payments are generally required to be made, in lump sum, no later than 60 days after the employment termination date.

On February 26, 2007, Mr. Crutchfield’s employment agreement was amended to provide that if he voluntarily terminates his employment with us during the term, the non-competition and non-solicitation provisions of his agreement will only apply if we, at our option, invoke such provisions by written notice to him and pay him the following: (i) one and one-half times his base salary in effect as of the termination of his employment plus (ii) one and one-half times his target bonus for the year in which the effective date of his termination of employment occurs, which will generally be paid to him in equal installments in accordance with our payroll practices during the period commencing on the effective date of termination of employment and ending on the earlier to occur of (i) the 12-month anniversary of the effective date of employment termination or (ii) the date he violates any of the intellectual property, confidentiality, non-competition and/or non-solicitation covenants of his employment agreement.

In addition, in the event either Mr. Quillen’s or Mr. Crutchfield’s employment is terminated due to death, permanent disability, for good reason or without cause, any unvested portion of equity awards granted to him by us, after the date of his employment agreement, will vest in full and, in the case of stock options, such options will remain exercisable until the earlier to occur of the expiration of the applicable option term or a specified anniversary of his employment termination date (the third anniversary for Mr. Quillen and the second anniversary for Mr. Crutchfield); provided, however, that the payment of performance-based awards will continue to be subject to the attainment of performance goals.

In the event that any payments or distributions to Messrs. Quillen or Crutchfield would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, then the agreement obligates us (subject to certain exceptions) to pay him an additional tax gross-up payment such that the net amount retained by him, after deduction of any excise tax imposed under Section 4999 of the Code and any taxes imposed upon the gross-up payment itself, is equal to the amount that would have been payable or distributable to him if such payments or distributions did not constitute excess parachute payments.

Under the terms of the employment agreements, Messrs. Quillen and Crutchfield have also agreed to certain confidentiality, non-competition and non-solicitation obligations. These provisions essentially provide that, (i) during the term of their respective employment and thereafter, each of Messrs. Quillen and Crutchfield must keep all non-public business information, including information relating to the business, financial condition and strategic options, and trade secrets regarding Alpha, and our affiliates and subsidiaries, confidential and (ii) for a period of one year following his employment by us, neither of Messrs. Quillen or Crutchfield will (A) engage in any line of business, property or project which is, directly or indirectly, competitive with any business that we or our affiliates or subsidiaries engage in or is planning to engage in during the term of employment, whether as an associate, officer, principal, manager, member, advisor, agent, partner, director, material stockholder, employee or consultant, or otherwise, within the territory designated in the agreement, (B) solicit or induce any employee to interfere with our business or operations or to leave us or any of our affiliates or subsidiaries, (C) influence or attempt to influence our customers, distributors or suppliers to divert their business from us or any of our affiliates or subsidiaries or (D) acquire or attempt to acquire any business in the designated territory to which we or any of our affiliates or subsidiaries, prior to the termination of the term of employment, has made an acquisition proposal relating to the possible acquisition of such business, or has planned, discussed or contemplated making such an acquisition proposal. In the case of Mr. Quillen, the designated territory encompassed by his non-competition and non-solicitation obligations is the contiguous United States. In the case of Mr. Crutchfield, the designated territory encompassed by his non-competition and non-solicitation obligations is any state in which we or our affiliates or subsidiaries conducts operations during the term of his employment.

Key Employee Separation Plan

Our Compensation Committee approved the Separation Plan, and three of our named executive officers, Messrs. Brown, Groves and Stuebe, among other officers, are participants in the plan.

In the event of a “change in control,” participants will be entitled to receive a lump-sum cash payment equal to such participant’s pro-rata target annual bonus for the year in which the change in control occurs.

Contingent upon the participant’s execution of a general release, non-disparagement and non-competition agreement, in the event a participant’s employment is terminated by us without cause or a participant for good reason prior to the 90 days preceding a change in control, the participant will be entitled to receive the following:

(i) his or her base salary and target bonus multiplied by the applicable benefit factor (in the case of each of Messrs. Brown, Groves and Stuebe, such factor is one and one-half);

(ii) a pro-rata share of any individual annual cash bonuses or individual annual cash incentive compensation, based on target levels set for such bonuses and the portion of the year in which such participant was employed by us;

(iii) any accrued base salary and other amounts accrued and/or owing to such participant;

(iv) certain health and welfare benefits until the earlier to occur of: (x) such participant reaching the age of 65, (y) such participant obtaining substantially similar benefits from another employer, or (z) the expiration of the COBRA continuation period;

(v) a cash payment equal to the difference between the present value of any accrued pension benefits under our pension plans and the present value of the accrued pension benefits to which such participant would have been entitled under the pension plans if he or she had continued participation in those plans for the applicable service period (in the case of each of Messrs. Brown, Groves and Stuebe, such period is 18 months) after the employment termination date; and

(vi) a cash payment of $15,000 to cover outplacement assistance services and other expenses associated with seeking another position.

All of the above payments are generally required to be made, in lump sum, no later than 60 days after the employment termination date.

Contingent upon the participant’s execution of a general release, non-disparagement and non-competition agreement, in the event the participant’s employment is terminated by us without cause or by participant for good reason during the 90 days prior to, on or within one year after a change in control, the participant will be entitled to receive the following:

(i) his or her base salary and target bonus multiplied by the applicable benefit factor (in the case of each of Messrs. Brown, Groves and Stuebe, that factor is two);

(ii) a pro-rata share of any individual annual cash bonuses or individual annual cash incentive compensation, based on target levels set for such bonuses and the portion of the year in which such participant was employed by us;

(iii) any accrued base salary and other amounts accrued and/or owing to such participant;

(iv) certain health and welfare benefits until the earlier to occur of: (x) such participant reaching the age of 65, (y) such participant obtaining substantially similar benefits from another employer, or (z) the expiration of the COBRA continuation period;

(v) a cash payment equal to the difference between the present value of any accrued pension benefits under our pension plans and the present value of the accrued pension benefits to which such participant would have been entitled under the pension plans if he or she had continued participation in those plans for the applicable service period (in the case of each of Messrs. Brown, Groves and Stuebe, such period is 24 months) after the employment termination date; and

(vi) a cash payment of $15,000 to cover outplacement assistance services and other expenses associated with seeking another position.

All of the above payments are generally required to be made, in lump sum, no later than 60 days after the employment termination date.

In the event of a termination of a participant’s employment with us under the circumstances described above, any unvested portion of equity awards granted to any participant by us, after the effective date of the plan, will vest in full and, in the case of stock options, such options will remain exercisable until the earlier to occur of the expiration of the applicable option term or the one year anniversary of the employment termination date; provided, however, that the payment of performance-based awards will continue to be subject to the attainment of performance goals.

Under the terms of the Separation Plan, Messrs. Brown, Groves, Stuebe and other participants must agree, prior to their receipt of any payments or benefits thereunder, to execute a general release, non-disparagement and non-competition agreement. These provisions essentially provide that, (i) each of Messrs. Brown, Groves and Stuebe will keep all non-public business information, including information relating to the business, financial condition and strategic options, and trade secrets regarding Alpha, our affiliates and subsidiaries, confidential and (ii) for a period of one year following his employment by us, none of Messrs. Brown, Groves and Stuebe will (A) engage in any line of business, property or project which is, directly or indirectly, competitive with any business that we or our affiliates or subsidiaries engages in or is planning to engage in during the term of employment, whether as an associate, officer, principal, manager, member, advisor, agent, partner, director, material stockholder, employee or consultant, or otherwise, within the contiguous United States, (B) solicit or induce any employee to interfere with our business or operations or to leave us or any of our affiliates or subsidiaries, (C) influence or attempt to influence our customers, distributors or suppliers to divert their business from us or any of our affiliates or subsidiaries or (D) acquire or attempt to acquire any business in the contiguous United States to which we or any of our affiliates or subsidiaries, prior to the termination of the term of employment, has made an acquisition proposal relating to the possible acquisition of such business, or has planned, discussed or contemplated making such an acquisition proposal.

Vesting Provisions Regarding Options, Performance Shares and Restricted Stock Awards

As discussed more fully under “Additional Information Regarding Our Summary Compensation Table and Grants of Plan-Based Awards Table,” the 2004 Plan and 2005 Plan provide for the granting of a variety of awards, including non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock awards, dividend equivalents, performance-based awards and other stock-based awards.

With respect to option awards, the option agreements provide that, in the event of a termination, other than for death, disability, normal retirement or upon a change in control, then-vested options will be exercisable by the option holder for the lesser of (i) 30 days from date of termination or (ii) the remaining term of the option. Upon an optionee’s termination as a result of death or disability, then-vested shares will remain exercisable for the lesser of (i) one year from the date of termination or (ii) the remaining term of the option. Upon termination as a result of retirement at or after an optionee’s normal retirement age, then-vested shares will remain exercisable for the lesser of (i) three months from the date of retirement or

(ii) the remaining term of the option. Additionally, the option agreement provides that the options will terminate after consummation of a change in control, and our Board or committee that is responsible for administering the plan has discretion to provide that, upon termination in connection with a change in control, the optionees will receive (i) payment of an amount equal to the excess, if any, of the fair market value of the vested but unexercised option shares over the aggregate exercise price of such option shares, and/or (ii) issuance of substitute awards for the vested but unexercised portion of the option.

With respect to performance share awards, in the event of a participant’s termination, other than as set forth below, any performance shares, whether earned or unearned, will automatically be cancelled and forfeited in their entirety. If, during the performance period, the participant ceases to be employed by us as a result of the participant’s permanent disability or death, the participant’s employment is terminated by us other than for cause, or the participant ceases to be employed by us as a result of the participant’s retirement, the participant will be entitled to receive a prorated portion of the shares earned pursuant to the performance share award, determined at the end of the performance period based on the ratio of the number of complete months the participant is employed or serves during the performance period to the total number of months in the performance period. In the event of a change in control, the performance shares will vest and be paid out at the target award level contemporaneous with the consummation of the change in control.

With respect to restricted stock awards, in the event of a participant’s employment termination, other than as set forth below, any unvested restricted shares shall be forfeited and the holder shall assign and transfer such forfeited shares back to us. In the event of participant’s death or permanent disability or immediately prior to the occurrence of a change in control, all unvested shares of restricted stock will automatically vest, and in the event of a participant’s termination by us without cause, the vesting schedule is accelerated by three months.

For purposes of the above-described agreements, plans and arrangements, the following definitions apply:

1. “Change in Control” is defined in the Employment Agreements and the Separation Plan to mean the occurrence of any of the following: (i) any merger, consolidation or business combination in which our stockholders immediately prior to the merger, consolidation or business combination do not own at least a majority of the outstanding equity interests of the surviving parent entity, (ii) the sale of all or substantially all of our assets in a single transaction or a series of related transactions, (iii) the acquisition of beneficial ownership or control of (including, without limitation, power to vote) a majority of our outstanding common stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act, (iv) our stockholders approve any plan for the dissolution or liquidation of Alpha, or (v) a contested election of directors, as a result of which or in connection with which the persons who were our directors before such election or their nominees cease to constitute a majority of our Board.

2. “Change in Control” is defined in the stock option agreements, restricted stock award agreements and performance share award agreements to mean (i) any merger, consolidation or business combination in which the stockholders of Alpha immediately prior to the merger, consolidation or business combination do not own at least a majority of the outstanding equity interests of the surviving parent entity, (ii) the sale of all or substantially all of Alpha’s assets, (iii) the acquisition of beneficial ownership or control of (including, without limitation, power to vote) a majority of the outstanding common stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act), (iv) the dissolution or liquidation of Alpha, or (v) a contested election of directors, as a result of which or in connection with which the persons who were directors of Alpha before such election or their nominees cease to constitute a majority of our Board, and, with respect to the stock option agreements, any other event specified by our Board or a committee designated by the Board.

3. “Good Reason” is defined under the Employment Agreements and Separation Plan to mean a termination of employment by an employee because of: (i) the assignment to him of any significant duties materially inconsistent with his status as an officer of Alpha or a substantial diminution in the nature of his responsibilities or status, (ii) a relocation of our principal place of business or of our executive’s office to a location that increases his normal work commute by more than 50 miles, or (iii) any illegal activity or material violation of governmental laws, rules or regulations by Alpha or our Board in connection with Alpha or any of its affiliates or subsidiaries; provided, that such illegal activity or material violation could reasonably be expected to have a material adverse effect on Alpha and its affiliates or subsidiaries, taken as a whole. Additionally, under Mr. Quillen’s employment agreement, “good reason” shall include a material breach by Alpha of any material provision of his employment agreement, and under Mr. Crutchfield’s employment agreement and the Separation Plan, “good reason” shall include (x) a material reduction in his (i) annual base salary or (ii) target bonus opportunity (unless such reduction in (i) and/or (ii) relates to an across-the-board reduction similarly affecting the executive and all or substantially all other executives of Alpha and its affiliates and subsidiaries) and (y) a failure to provide the executive with the opportunity to participate in any of our equity-based plans on a similar basis to those of other similarly situated Alpha executives.

4. “Disability” is defined in the Employment Agreements and the Separation Plan, and “Permanent Disability” is defined in the restricted stock award agreements and performance share award agreements, to mean the employee’s physical or mental incapacity to perform his or her usual duties with such condition likely to remain continuously and permanently as determined by Alpha.

5. Under the terms of the Employment Agreements, “retirement” means the employee’s retirement at or after normal retirement age (either voluntarily or pursuant to Alpha’s retirement policy) and under the terms of the performance share award agreements, “retirement” means the employee’s retirement at normal retirement age, as prescribed from time to time by our employment or retirement policies then in effect, or retirement under circumstances approved by a committee of our Board (either before or after retirement).

6. Under the terms of the Employment Agreements and the Separation Plan, “employer cause” means termination of employment by Alpha for any of the following: (i) employee’s gross negligence or willful misconduct in the performance of the duties and services required of him, (ii) employee’s final conviction of, or plea of guilty or nolo contendere to, a felony or his engaging in fraudulent or criminal activity relating to the scope of his employment (whether or not prosecuted), (iii) a material violation of our Code of Business Ethics, (iv) any continuing or repeated failure to perform the duties as requested in writing by the employee’s supervisor(s) or the Board after employee has been afforded a reasonable opportunity (not to exceed 30 days) to cure such breach, (v) the commission of a felony or crime involving moral turpitude, (vi) conduct which brings Alpha and/or any of its affiliates or subsidiaries into public disgrace or disrepute in any material respect and (vii) with respect to Messrs. Quillen and Crutchfield, his material breach of any material provision of his employment agreement, provided that he has received written notice from Alpha and been afforded a reasonable opportunity (not to exceed 30 days) to cure such breach. In all other cases, “cause” shall be as defined by our employment policies in effect at the time of termination.

TRANSACTIONS WITH RELATED PERSONS

Transactions

For a description of additional relationships and related transactions between us and Messrs. Kroh, Krueger, Kundrun, Macaulay and Mende, see “Compensation Committee Interlocks and Insider Participation.”

Transactions with Mr. Kroh

Mr. Kroh is a 50% owner of Robindale Energy Services, Inc. (and its subsidiary), which is engaged in the business of waste coal sales and related businesses in Pennsylvania. From time to time, Robindale has sold and purchased and may in the future sell or purchase waste coal and related products to or from us. During 2006, we paid an aggregate of $359,000 to Robindale as payment for trucking services and waste coal, and we had sales of $205,887 to Robindale. Pursuant to Mr. Kroh’s separation agreement, we have agreed to reaffirm the letter agreement, dated March 11, 2003, between Mr. Kroh and Alpha Natural Resources, LLC which provides that Mr. Kroh may continue to engage in the business of waste coal, gob, slurry material and/or limestone processing through Robindale and Canoe Valley Limestone, LLC in accordance with the terms of such letter agreement.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

In February 2007, our Board approved and adopted a written policy which details the procedures for the review, approval and monitoring of transactions involving us and “related persons” (directors and executive officers or their immediate family members, stockholders owning more than 5% of our common stock, or any entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest). The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect interest).

Identification Procedures.  On an annual basis and as part of the directors’ and officers’ questionnaire, each director and executive officer submits to our General Counsel information regarding: (i) a list of his immediate family members, (ii) for directors, his employer and job title, (ii) for each director and executive officer, any entity in which that person has a 5% or greater beneficial ownership interest, and (iv) for each director and executive officer, any charitable or non-profit organization for which such person is actively involved in fundraising or otherwise serves as a director, trustee or in a similar capacity. Under our policy, directors and executive officers are expected to notify our General Counsel of any updates to the list of related persons, their employment and relationships with charitable organizations. In the case of beneficial owners of more than 5% of our common stock, our General Counsel, by examining SEC filings and through the use of internet search engines and applicable websites, creates a list (to the extent the information is available) of: (i) if the person is an individual, the same information as is requested of directors and executive officers and (ii) if the person is an entity, a list of principals or executive officers of the entity (which will be updated quarterly, if practicable). Once our General Counsel has accumulated all of the above information, a master list of “related persons” will be generated and distributed to: (i) business unit and department leaders responsible for purchasing goods or services or selling our goods and services and (ii) our Controller, director of accounts payable and director of accounts receivable. Additionally, the portion of the master list containing names of immediate family members will be sent to the director of human resources and portion of the master list containing the names of charitable organizations will be sent to the manager who administers charitable giving.

Approval Procedures.  Once identified, the following are the steps we take with respect to approving related party transactions or their amendment:

•	Prior to entering into a transaction covered by the policy, notice will be given to our General Counsel of the facts and circumstances of the proposed transactions including (i) the person’s relationship to us and interest in the transaction, (ii) material facts of the proposed transaction (including proposed aggregate value or, in the case of indebtedness, amount of principal that is involved), (iii) benefits to us of the proposed transaction, (iv) if applicable, the availability of other sources of comparable products or services, and (v) an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally. Our General Counsel will assess whether the proposed transaction is a related person transaction for purposes of the policy.

•	If our General Counsel determines that the proposed transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration at the next committee meeting or, in those instances in which our General Counsel, in consultation with our Chief Executive Officer, determines that it is not practicable or desirable for us to wait until the next committee meeting, to our Chairman of the Audit Committee (who will possess delegated authority to act between committee meetings).

•	Our Chairman of the Audit Committee or our Audit Committee, as applicable, will consider the facts and circumstances of the proposed transaction. After our Chairman of the Audit Committee or our Audit Committee, as applicable, makes a determination regarding the proposed transaction, such decision will be conveyed to our General Counsel who will communicate their decision to the appropriate persons at Alpha. In the event our Chairman of the Audit Committee reviews the proposed transaction and makes a decision with respect thereto, he will report the same to our Audit Committee at its next meeting.

Ratification Procedures.  Our directors of accounts payable and accounts receivable will produce quarterly reports of any amounts paid or payable to, or received or receivable from, any related person, and those reports will be provided to our General Counsel to determine whether there are any “related person” transactions that were not previously approved or previously ratified under our policy. In connection with this process or otherwise, if our Chief Executive Officer, Chief Financial Officer, or General Counsel becomes aware of a “related person” transaction that has not been previously approved or ratified under our policy:

•	If the transaction is pending or on-going, it will be submitted to our Chairman of the Audit Committee or Audit Committee, as applicable, who will consider all of the facts and circumstances and, based on that review, evaluate all options including ratification, amendment or termination of such transaction.

•	If the transaction is completed, our Chairman of the Audit Committee or Audit Committee, as applicable, will evaluate the transaction to determine if rescission of the transaction or disciplinary action is appropriate and will request our General Counsel to evaluate our controls and procedures to ascertain the reason the transaction was not submitted in accordance with the approval procedures described above and whether any changes to those procedures are recommended.

Ongoing Transactions.  At our Audit Committee’s first meeting of each fiscal year, our committee will review any previously approved or ratified “related person” transactions that remain on-going.

Prior to our adoption of the policy described above in February 2007, our policies and procedures for review, approval or ratification or transactions with “related persons” was not contained in a single policy or procedure; but instead in various corporate documents such as our Code of Business Ethics, our Corporate Governance Practices and Policies, and in our Audit and Nominating and Corporate Governance Committees’ charters and also through the use of directors’ and officers’ questionnaires.

Since January 1, 2006, other than the transactions described herein and under “Compensation Committee Interlocks and Insider Participation” (all of which transactions were entered into prior to the adoption of our written related person transactions policy in February 2007), no related person transactions have occurred where our policies and procedures then in effect did not require review, approval or ratification or where such policies and procedures were not followed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the SEC. Copies of all filed reports are required to be furnished to us. Based solely on a review of the copies of the Form 3, 4, and 5 reports received by us and on the representations of the reporting persons, we believe that these persons have complied with all applicable filing requirements during the fiscal year ended December 31, 2006, except as follows: (i) Messrs. Draper and Fox, each a director of Alpha, inadvertently did not timely file Form 4s reflecting the acquisition during 2006 of 3,510 share units and 1,325 share units, respectively, pursuant to the Director Deferred Compensation Agreement and; (ii) Mr. Fox did not timely file a Form 4 reflecting the open market purchase of 10,000 shares of our common stock on February 15, 2005. Each of these transactions has subsequently been reported.

AUDIT COMMITTEE REPORT

Our Audit Committee is responsible for monitoring the quality, reliability and integrity of our accounting policies and financial statements; overseeing our compliance with legal and regulatory requirements; and reviewing the independence, qualifications and performance of our internal and external auditors. Management has primary responsibility for the preparation of our financial statements and the development and maintenance of adequate systems of internal accounting and financial controls. The auditors, both internal and independent, have responsibility then to review and audit, when appropriate, those financial statements. Based upon the audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the independent accountants are responsible for expressing an opinion on the financial statements. Our Audit Committee monitors and oversees all of these processes.

Our Audit Committee has discussed with KPMG LLP its independence from us and our management, and has received the written disclosures and letter from the independent auditor required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T. In addition, our Audit Committee has discussed with the independent auditor matters required to be discussed by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU §380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Our Audit Committee has considered whether the independent auditor’s provision of non-audit services to us is compatible with the auditor’s independence. The committee has concluded that the independent auditor is independent from us and our management. The committee has reviewed with the independent accountants and the Director of Internal Audit the scope and plans for their respective audits.

Our Audit Committee has met and discussed with management and the independent auditor the fair and complete presentation of our consolidated financial statements. The committee has discussed significant accounting policies applied in the consolidated financial statements, as well as alternative treatments. Management has represented that the consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles, and our Audit Committee has reviewed and discussed the consolidated financial statements with both management and the independent auditor.

Based on the foregoing reviews and discussions, our Audit Committee recommended to our Board the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC. In addition, the committee has selected KPMG LLP as our independent auditor for 2007.

The committee’s charter is available on our website at www.alphanr.com.

The Audit Committee

Glenn A. Eisenberg, Chairman
John S. Brinzo
Ted G. Wood

April 9, 2007

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed KPMG LLP to be our independent auditors for the fiscal year ending December 31, 2007. The stockholders are being asked to ratify this appointment at the Annual Meeting. A representative of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for the years ended December 31, 2006 and 2005, and fees billed for other services rendered by KPMG LLP during those periods:

	2006	2005

Audit Fees	$2,711,932	$2,133,761
Audit-Related Fees	$46,000	$437,054
Tax Fees	—	—
All Other Fees	—	—

Total	$2,757,932	$2,570,815

As used above, the following terms have the meanings set forth below:

Audit Fees.  The fees for professional services rendered for the audit of our annual financial statements, for Sarbanes-Oxley attestation procedures, for the review of the financial statements included in our Quarterly Reports on Form 10-Q and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, to the extent applicable to Alpha in 2006 and 2005.

Audit-Related Fees.  The fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements in connection with due diligence relating to acquisitions during 2005 and 2006.

Our Audit Committee’s policy is to review in advance, and grant any appropriate pre-approvals of (i) all auditing services to be performed by the independent auditor and (ii) all non-audit services to be provided by the independent auditor as permitted by Section 10A of the Exchange Act, and, in connection therewith, to approve all fees and other terms of such engagement, provided that pre-approval of de minimis services shall not be required to the extent provided by, and subject to the requirements of, the Exchange Act. Our Audit Committee will consider annually for pre-approval a list of specific services and categories of services, including audit and audit-related services, for the upcoming or current fiscal year. All non-audit services are approved by our Audit Committee in advance in accordance with our policy on a case-by-case basis. Any service that is not included in the approved list of services or that does not fit within the definition of a pre-approved service is required to be presented separately to our Chairman of the Audit Committee or our Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, by other means of communication. If the estimated fees for non-audit services are $100,000 or less, management must contact our Chairman of the Audit Committee to obtain his or her approval. If such fees are in excess of $100,000, management must seek the approval of the entire Audit Committee. All professional fees reported as “Audit-Related Fees” above were pre-approved by our Audit Committee or the Chairman of the Audit Committee, as applicable, in accordance with the policy.

Vote Required For Ratification

The Audit Committee was responsible for selecting our independent auditors for the fiscal year ending December 31, 2007. Accordingly, stockholder approval is not required to appoint KPMG LLP as our independent auditors for fiscal year 2007. Our Board believes, however, that submitting the appointment of KPMG LLP to the stockholders for ratification is a matter of good corporate governance. Our Audit Committee is solely responsible for selecting our independent auditors. If the stockholders do not ratify the appointment, our Audit Committee will review its future selection of independent auditors.

The ratification of the appointment of KPMG LLP as our independent auditors requires the affirmative vote of holders of a majority of the shares of common stock present at the meeting in person or by proxy and entitled to vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE
STOCKHOLDERS VOTE FOR RATIFICATION OF KPMG LLP AS
OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007

STOCK PERFORMANCE GRAPH

The following stock performance graph compares the cumulative total return to stockholders on a quarterly basis on our common stock with the cumulative total return to stockholders on a quarterly basis on two indices, the Russell 3000 Index and the Russell 3000 Coal Index. The graph assumes that:

•	you invested $100 in our common stock and in each index at the closing price on February 15, 2005;

•	all dividends were reinvested; and

•	you continued to hold your investment through December 31, 2006.

You are cautioned against drawing any conclusions from the data contained in this graph, as past results are not necessarily indicative of future performance. The indices used are included for comparative purposes only and do not indicate an opinion of management that such indices are necessarily an appropriate measure of the relative performance of our stock.

Company Name	02/15/05	Mar-05	Jun-05	Sep-05	Dec-05	Mar-06	Jun-06	Sep-06	Dec-06
Alpha Natural Resources	100.00	126.36	105.25	132.40	84.66	101.99	86.47	69.46	62.71
Russell 3000 Index	100.00	97.93	100.13	104.15	106.29	111.98	109.79	114.88	123.08
Russell 3000 Coal Index	100.00	107.24	118.35	171.33	159.53	177.61	199.53	132.57	140.33

OTHER BUSINESS

The Board does not intend to present any other business for action at the Annual Meeting and does not know of any other business intended to be presented by others.

STOCKHOLDERS’ PROPOSALS AND NOMINATIONS FOR 2008 ANNUAL MEETING

Inclusion of Proposals in Our Proxy Statement and Proxy Card under the SEC’s Rules.  Any proposal of a stockholder intended to be included in our proxy statement and form of proxy/voting instruction card for our 2008 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must be received by us no later than December 6, 2007, unless the date of our 2008 Annual Meeting is changed by more than 30 days from May 22, 2008, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

Bylaw Requirements for Stockholder Submission of Nominations and Proposals.  Our bylaws include requirements that stockholders must comply with in order to nominate persons for election as directors or to propose business to be considered at an Annual Meeting. These requirements are separate from and in addition to the requirements of the SEC that a stockholder must meet to have a proposal included in our proxy statement. Our bylaws require that, in order for a stockholder to nominate a person for election to the Board or propose business to be considered by the stockholders at an Annual Meeting, the stockholder must be entitled to vote at the meeting, must provide a written notice to our corporate Secretary at c/o Alpha Natural Resources, Inc., One Alpha Place, P.O. Box 2345, Abingdon, Virginia 24212, and must be a stockholder of record at the time of giving the notice. The notice must specify (i) as to each person whom the stockholder proposes to nominate for election as a director, information with respect to the proposed nominee as would be required to be included in the proxy statement for the Annual Meeting if the person were a nominee included in that proxy statement, including the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serve as a director, (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business, the text of any resolution proposed to be adopted at the meeting, the reasons for conducting the business and any material interest in the business that the stockholder and the beneficial owner, if any, on whose behalf the proposal is made, may have, and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the name and address of the stockholder as they appear on our books and of the beneficial owner, and the class and number of our shares of stock owned beneficially and of record by the stockholder and the beneficial owner. Our bylaws require the notice to be given not earlier than December 6, 2007 and not later than January 5, 2008, unless the date of the Annual Meeting is more than 30 days before or after May  22, 2008, in which case the notice must be given not earlier than 120 days prior to the 2008 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2008 Annual Meeting or the 10th day following public announcement of the date of the 2008 Annual Meeting. If the number of directors to be elected at the 2008 Annual Meeting is increased and we do not make a public announcement naming all of the nominees for director or specifying the size of the increased board by December 26, 2007, then a stockholder notice recommending prospective nominee(s) for any new position(s) created by the increase will be considered timely if it is received by our Secretary not later than the close of business on the 10th calendar day following the date of our public announcement.

CERTAIN MATTERS RELATING TO PROXY MATERIALS
AND ANNUAL REPORTS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Alpha and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once stockholders have received notice from their broker or us that materials will be sent in the householding manner to the stockholder’s address, householding will continue until otherwise notified otherwise or until the stockholder revokes such consent. If, at any time, stockholders no longer wish to participate in householding and would prefer to receive a separate proxy statement, they should notify their broker if shares are held in a brokerage account or us if holding registered shares.

Any beneficial owner can request (i) to receive a separate copy of an annual report or proxy statement for this meeting, (ii) to receive separate copies of those materials for future meetings, or (iii) if the stockholder shares an address and wishes to request delivery of a single copy of annual reports or proxy statements if now receiving multiple copies of annual reports or proxy statements, through our website, www. alphanr.com, or by calling 1-866-869-5338. Alternately, you can make your request in writing to: Shareholder.com, Mail Fulfillment, 8 Clock Tower Place, Maynard, MA 01754.

INCORPORATION BY REFERENCE

Neither the Compensation Committee Report, the Audit Committee Report, nor the Stock Performance Graph shall be deemed soliciting material or filed with the SEC and none of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this document.

AVAILABILITY OF SEC FILINGS, CORPORATE GOVERNANCE PRACTICES AND
POLICIES, CODE OF BUSINESS ETHICS AND COMMITTEE CHARTERS

Copies of our reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports filed with the SEC, and our Corporate Governance Practices and Policies, Code of Business Ethics, and the charters of the Audit, the Compensation, and the Nominating and Corporate Governance Committees, and any reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through our website, www.alphanr.com, or may be requested in print, at no cost, by telephone at (276) 619-4410 or by mail at: Alpha Natural Resources, Inc., One Alpha Place, P.O. Box 2345, Abingdon, Virginia 24212, Attention: Investor Relations.

By order of the Board of Directors,

VAUGHN R. GROVES
Vice President, Secretary and General Counsel

April 9, 2007
Abingdon, Virginia

Directions to Annual Meeting Location
1901 Meadowview Parkway
Kingsport, Tennessee, 37660, USA
Phone: 1-423-578-6600
Fax: 1-423-578-6630

Nearest Airport: Tri City, Tennessee — TRI

Hotel Direction: 12 mi NW
Driving Directions: Take 357 from airport to Interstate 81 South. Take Exit 57B (181 North- toward Kingsport).
Exit 52 off 181 into MeadowView.

Alpha Natural Resources, Inc.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 PM Eastern Time, on May 21, 2007.

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card 123456 C0123456789 12345
▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of seven directors each to hold office for a one-year term expiring at the annual meeting in 2008 and until their respective successors are elected and qualified.		☐	Mary Ellen Bowers
☐	Mark here to vote FOR all nominees	☐	John S. Brinzo
☐	Mark here to WITHHOLD vote from all nominees	☐	E. Linn Draper, Jr.
☐	For All EXCEPT — To withhold authority to vote for any individual nominee(s), mark “For All EXCEPT” and fill in the square next to each nominee you wish to withhold, as shown here: ■	☐	Glenn A. Eisenberg
		☐	John W. Fox, Jr.
		☐	Michael J. Quillen
		☐	Ted G. Wood

		For	Against	Abstain

2.	To ratify the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2007.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign exactly as name appears on this proxy. If joint owners, EACH should sign this proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your FULL title as such and the name of such trust, corporation or other organization.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — ALPHA NATURAL RESOURCES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder of Alpha Natural Resources, Inc. (the “Company”) hereby appoints Michael J. Quillen, David C. Stuebe and Vaughn R. Groves, and each of them, the proxies of the undersigned, with power to act without the other and with full power of substitution, to attend and represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Marriott MeadowView Conference Resort & Convention Center, located at 1901 Meadowview Parkway, Kingsport, Tennessee 37660, on Tuesday, May 22, 2007, at 11:00 a.m. Eastern Time, and at any adjournment or postponement thereof, and to vote all of such shares that the undersigned is entitled to vote at such Annual Meeting or at any adjournment or postponement thereof, as stated on the reverse side.
THIS PROXY WILL BE VOTED BY THE PROXIES AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1 AND 2 AND IN ACCORDANCE WITH THEIR BEST JUDGMENT UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
You are urged to vote by Internet or by telephone or mark, sign, date and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the United States.

SEE REVERSE SIDE	CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE	SEE REVERSE SIDE